Exhibit (a)(1)

                    OFFER TO PURCHASE, CONSENT SOLICITATION
                    STATEMENT AND CHANGE IN CONTROL NOTICE

                                AIRBORNE, INC.

         Airborne, Inc. ("Airborne") is hereby making two separate offers to holders (each, a "Holder") of its 5.75% Convertible Senior Notes due 2007 (the "Notes"), as set forth below under the headings "The Tender Offer" and "The Change in Control Notice and Offer" (collectively, the "Offers"), in each case, upon the terms and subject to the conditions set forth herein. Please note that each of the Offers is separate. The procedures for tendering Notes in the Tender Offer and in the Change in Control Offer are separate. Notes tendered into either of the Offers will not be tendered for purposes of the other Offer.

         Each $1,000 principal amount of Notes is currently convertible into $908.65 and 42.7599 shares of common stock of ABX Air, Inc. ("ABX Air"), with cash paid in lieu of fractional shares.

                               THE TENDER OFFER
                   OFFER TO PURCHASE ANY AND ALL OUTSTANDING
                  5.75% CONVERTIBLE SENIOR NOTES DUE 2007 OF
               AIRBORNE, INC. AND THE SOLICITATION OF CONSENTS

         Airborne is offering (the "Tender Offer") to purchase any and all outstanding Notes for, at the Holder's election, either:

          o a cash payment of $1,080 per $1,000 principal amount of Notes (the "All Cash Consideration"); or

          o a cash payment of $988.65 plus 42.7599 shares of common stock, par value $0.01, of ABX Air per $1,000 principal amount of Notes (the "Cash and Stock Consideration"), with cash paid in lieu of fractional shares;

in each case plus accrued and unpaid interest to, but excluding, the Acceptance Date (as defined below). The Tender Offer will expire at 11:59 p.m., New York City time, on November 19, 2003, unless extended by Airborne (such time and date, as the same may be extended, the "Expiration Date").

         In addition, as a part of the Tender Offer, Airborne hereby solicits (the "Solicitation") consents (the "Consents") from the Holders to the adoption of the proposed amendments (the "Proposed Amendments") to the Registration Rights Agreement (as defined below). To receive either the All Cash Consideration or the Cash and Stock Consideration (either form of consideration, as applicable, the "Tender Offer Consideration"), Holders must tender (and not validly withdraw) Notes and provide the corresponding Consents in the Tender Offer in the manner described below on or before the Expiration Date. Airborne is not offering any separate or additional payment for Consents in the Tender Offer from the payment for the Notes themselves. Airborne's obligation to accept for purchase and to pay for Notes validly tendered and not withdrawn in the Tender Offer is subject to the conditions set forth herein. The effectiveness of the Proposed Amendments is conditioned upon the receipt of the Requisite Consents (as defined below). The valid tender of Notes to the Tender Offer will constitute the giving of Consent with respect to such Notes. The valid withdrawal of tendered Notes from the Tender Offer will constitute the revocation of Consent with respect to such Notes and the valid revocation of Consent will constitute the withdrawal of the related Notes from the Tender Offer. Holders may not deliver Consents without tendering the related Notes to the Tender Offer or revoke Consents delivered in the Tender Offer without withdrawing the related Notes from the Tender Offer. Notes tendered and Consents delivered in the Tender Offer may be withdrawn and revoked at any time prior to the Expiration Date. See the section entitled "The Tender Offer" in this Statement (as defined below).

         The following table summarizes the material pricing terms of the Tender Offer:


                                                                                           Tender Offer Consideration per $1,000
                                                                       Each $1,000        Principal Amount, Holders Select Either:
               Aggregate                                            Principal Amount of   ----------------------------------------
  CUSIP    Principal Amount      Title of                           Notes is Currently       All Cash               Cash and Stock
 Numbers      Outstanding        Security           Maturity Date    Convertible into:     Consideration     or     Consideration
 -------   ----------------  ---------------------  -------------   -------------------    -------------     --     --------------

009269AA9    $150,000,000    5.75% Convertible      April 1, 2007    $908.65 plus 42.7599      $1,080               $988.65 plus
009269AB7                      Senior Notes due 2007                   Shares of Common                             42.7599 Shares
                                                                       Stock of ABX Air                             of Common Stock
                                                                                                                      of ABX Air

                          THE CHANGE IN CONTROL OFFER
                  CHANGE IN CONTROL OFFER FOR ALL OUTSTANDING
          5.75% CONVERTIBLE SENIOR NOTES DUE 2007 OF AIRBORNE, INC.

         Separately from the Tender Offer, and in accordance with the terms of the Indenture (as defined below), Airborne also hereby gives notice of a Change in Control (as defined below) of Airborne and offers (the "Change of Control Offer") to purchase Notes at a price equal to 100% of their aggregate principal amount, plus accrued but unpaid interest to, but excluding, the Repurchase Date (as defined below). The Change in Control Offer will expire at 11:59 p.m., New York City time, on November 19, 2003. See the section entitled "The Change in Control Notice and Offer" of this Statement.

         The Dealer Manager for the Tender Offer and the Soliciation Agent for the Solicitation is:

                           DEUTSCHE BANK SECURITIES

October 15, 2003, as amended November 5, 2003

         In the event that any Notes are concurrently validly tendered into both the Tender Offer and the Change in Control Offer, Airborne will treat such Notes as being validly tendered into the Tender Offer, which will provide the tendering Holder with the higher level of consideration as between the two Offers. Any tender of Notes into the Tender Offer in which a Holder either (i) elects to receive the Cash and Stock Consideration but fails to properly complete and execute the Conversion Notice or (ii) elects to receive both the All Cash Consideration and the Cash and Stock Consideration will not constitute a valid tender of Notes, and such Holder will not be entitled to receive any Tender Offer Consideration.

         The Purpose of the Offers

         The purpose of the Tender Offer is to retire all of the Notes and, pursuant to the Solicitation, to amend several provisions of the Registration Rights Agreement, while giving Holders flexibility to select the amount and the nature of the consideration received therefor. The purpose of the Change in Control Offer is to satisfy the obligations imposed on Airborne under the Indenture. See "Purpose of the Offers; Source of Funds" and "Description of the Proposed Amendments."


         The Tender Offer

         Airborne, a Delaware corporation, hereby offers to purchase, upon the terms and subject to the conditions set forth in this Offer to Purchase, Consent Solicitation Statement and Change in Control Notice (as it may be amended or supplemented from time to time, this "Statement") and the related Consent and Letter of Transmittal (as it may be amended or supplemented from time to time, the "Consent and Letter of Transmittal"), any and all of its outstanding 5.75% Convertible Senior Notes due 2007 for, at the Holder's election, either:

          o a cash payment of $1,080 per $1,000 principal amount of Notes (the "All Cash Consideration"); or

          o a cash payment of $988.65 plus 42.7599 shares of common stock, par value $0.01, of ABX Air, an independent public company owned by the former shareholders of Airborne, per $1,000 principal amount of Notes (the "Cash and Stock Consideration"), with cash paid in lieu of fractional shares;

in each case plus accrued and unpaid interest to, but excluding, the Acceptance Date. The Tender Offer will expire at 11:59 p.m., New York City time, on November 19, 2003, unless extended by Airborne. The offer to purchase the Notes upon the terms set forth in this Statement and the Consent and Letter of Transmittal is referred to herein as the "Tender Offer." As part of the election to receive the Cash and Stock Consideration, a Holder is required to agree to convert its Notes and will have to complete the form entitled "Conversion Notice" set forth in the Consent and Letter of Transmittal. See "The Tender Offer -- Procedures for Tendering Notes and Delivering Consents in the Tender Offer" and the Consent and Letter of Transmittal.

In addition, as a part of the Tender Offer, Airborne hereby solicits Consents from the Holders to the adoption of the Proposed Amendments to the Registration Rights Agreement, dated March 25, 2002 (the "Registration Rights Agreement"), executed by Airborne and the Guarantors (as defined in the Indenture) for the benefit of the Holders. Airborne is not offering any separate or additional payment for Consents in the Tender Offer from the payment for the Notes themselves. Pursuant to the terms of the Registration Rights Agreement, the Proposed Amendments require the receipt of Consents from Holders of at least a majority in aggregate principal amount of Registrable Securities (as defined in the Registration Rights Agreement) (the "Requisite Consents"). If the conditions to the Tender Offer set forth herein are not satisfied or waived by Airborne, Airborne will not be obligated to accept for or purchase any Notes validly tendered in the Tender Offer, tendering Holders will not receive the Tender Offer Consideration and previously tendered Notes will be returned to tendering Holders. If the Requisite Consents are not received, the Proposed Amendments will not become operative.

         This Statement and the accompanying Consent and Letter of Transmittal contain important information that should be read before any decision is made with respect to the Tender Offer. Under the terms of the Tender Offer, the completion, execution and delivery of the Consent and Letter of Transmittal and any additional documents required thereby by a Holder in connection with the tender of Notes (and thereby the delivery of the related Consent) to the Tender Offer prior to 11:59 p.m., New York City time, on the Expiration Date will be deemed to constitute the Consent of that tendering Holder to the Proposed Amendments relating to the Notes tendered and will entitle the tendering Holder to receive the Tender Offer Consideration selected by such Holder.

         The valid tender of Notes to the Tender Offer will constitute the giving of Consent with respect to such Notes. Holders may not tender their Notes to the Tender Offer without delivering the related Consents and may not deliver Consents pursuant to the Tender Offer without tendering the related Notes.

         Notes tendered and Consents delivered may be withdrawn and revoked at any time prior to the Expiration Date by following the procedures set forth under "The Tender Offer -- Withdrawal of Notes and Revocation of Consents from the Tender Offer." The valid withdrawal of tendered Notes from the Tender Offer will constitute the revocation of Consent with respect to such Notes and the valid revocation of Consent will constitute the withdrawal of the related Notes from the Tender Offer.

         To the extent it is legally permitted to do so, Airborne reserves the right (i) to waive any and all conditions to the Tender Offer, except that receipt of the Requisite Consents may not be waived for purposes of effecting the Proposed Amendments (ii) to extend or terminate the Tender Offer or (iii) to otherwise amend the Tender Offer in any respect.

         Upon the terms and subject to the conditions of the Tender Offer (including, if the Tender Offer is extended or amended, the terms and conditions of any such extension or amendment) and applicable law, promptly following the Expiration Date, Airborne will purchase, by accepting for purchase, and will promptly pay for all Notes validly tendered (and not validly withdrawn) pursuant to the Tender Offer, such payment to be made by the deposit of immediately available funds by Airborne with Deutsche Bank Trust Company Americas, the depositary for the Offers (the "Depositary"). In addition, Airborne will promptly instruct ABX Air to issue shares of its common stock, if any, that are due to Holders that elect to receive the Cash and Stock Consideration. The date on which Notes are accepted for purchase under the Tender Offer is herein referred to as the "Acceptance Date."

         In the event that the Tender Offer is withdrawn or otherwise not completed, the Tender Offer Consideration will not be paid or become payable to Holders who have validly tendered their Notes in connection with the Tender Offer and the Proposed Amendments will not become effective. In any such event, any Notes previously tendered will be returned to the tendering Holder.

         Any Holder desiring to tender Notes and deliver Consents pursuant to the Tender Offer should either (i) complete and sign the Consent and Letter of Transmittal (or a manually signed facsimile thereof) in accordance with the instructions set forth therein, including the election by such Holder as to whether it wishes to receive the All Cash Consideration or the Cash and Stock Consideration, and mail or deliver such manually signed Consent and Letter of Transmittal (or such manually signed facsimile thereof), together with the certificates evidencing such Notes (or confirmation of the transfer of such Notes in the account of the Depositary with The Depository Trust Company ("DTC") pursuant to the procedures for book-entry transfer set forth herein) and any other documents required by the Consent and Letter of Transmittal (or an Agent's Message (as defined below) in the case of book-entry transfer) to the Depositary, (ii) request its broker, dealer, commercial bank, trust company or other nominee to effect the transaction for such Holder or (iii) follow the procedures summarized below for tendering Notes and delivering Consents through the DTC Automated Tender Offer Program ("ATOP"). Beneficial owners whose Notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee must contact such broker, dealer, commercial bank, trust company or other nominee if they desire to tender Notes pursuant to the Tender Offer (and thereby deliver Consents with respect to such Notes) so registered. A Letter of Instruction is included in the solicitation materials provided along with this Statement that may be used by a beneficial owner in this process to effect the tender. See "The Tender Offer -- Procedures for Tendering Notes and Delivering Consents in the Tender Offer."


         The Change in Control Offer

         Separately from the Tender Offer, and in accordance with the terms of the Indenture, dated as of March 25, 2002 (the "Original Indenture"), as supplemented by the First Supplemental Indenture, dated August, 15, 2003 (the "First Supplemental Indenture" and, together with the Original Indenture, the "Indenture"), between Airborne, the Guarantors (as defined therein) and The Bank of New York, as trustee, pursuant to which the Notes were issued the Indenture, Airborne also hereby gives notice of a Change in Control of Airborne and offers to purchase for cash, upon the terms and subject to the conditions set forth in this Statement, Notes for 100% of their aggregate principal amount, plus accrued but unpaid interest to, but excluding, the Repurchase Date. The Change in Control Offer will expire at 11:59 p.m., New York City time, on November 19, 2003.

         Consequences to Holders that do not
         Participate in Either of the Offers

         Holders who do not (i) tender their Notes pursuant to the Tender Offer or who withdraw their Notes from the Tender Offer prior to the Expiration Date or (ii) tender their Notes pursuant to the Change in Control Offer will continue to hold Notes pursuant to the terms of the Indenture. The Notes will continue to be convertible, except that, under the terms of the Indenture and the Notes, they are now, following the consummation of the merger (the "Merger") of Airborne with and into Atlantis Acquisition Corporation, an indirect wholly owned subsidiary of DHL Worldwide Express B.V. ("DHL"), pursuant to which Airborne became an indirect wholly owned subsidiary of DHL, convertible only into the consideration that the shareholders of Airborne received in the Merger. This means that every $1,000 principal amount of Notes is currently convertible into $908.65 and 42.7599 shares of common stock of ABX Air, with cash paid in lieu of fractional shares. Notes that are not tendered into either of the Offers will continue to be obligations solely of Airborne, and will not be obligations of, or guaranteed by, DHL or any of its affiliates. While it is currently anticipated that Airborne will continue to operate as an indirect wholly owned subsidiary of DHL, neither DHL nor any of its affiliates is under any obligation to provide any financial or other support to Airborne. If the Requisite Consents are received and the Proposed Amendments become operative, the Proposed Amendments will be binding on all remaining Holders of Notes which are Registrable Securities. Therefore, the adoption of the Proposed Amendments may have adverse consequences for Holders of Notes which are Registrable Securities who elect not to tender their Notes in either of the Offers.

         See "Certain Significant Consequences to Holders that do not Participate in Either of the Offers" and "Certain United States Federal Income Tax Considerations" for a discussion of certain factors that should be considered in evaluating the Offers.


                                   * * * * *

         Any questions concerning the terms of the Tender Offer or the Change in Control Offer may be directed to Deutsche Bank Securities, the dealer manager and the solicitation agent for the transactions (in its capacity as such, the "Dealer Manager" and the "Solicitation Agent") at the address and telephone numbers set forth on the back cover of this Statement. Questions and requests for assistance or additional copies of materials should be directed to D.F. King & Co., Inc., the information agent for the transactions (the "Information Agent"), at the address and telephone numbers set forth on the back cover of this Statement. Beneficial owners of Notes may also contact their brokers, dealers, commercial banks or trust companies through which they hold the Notes with questions and requests for assistance concerning the transaction contemplated hereby. Any Holder or beneficial owner that has questions concerning the tender procedures should contact the Depositary at one of the addresses or telephone numbers set forth on the back cover of this Statement.


                                   IMPORTANT

         This Statement constitutes neither an offer to purchase Notes nor a solicitation of Consents in any jurisdiction in which, or to or from any person to or from whom, it is unlawful to make such offer or solicitation under applicable securities or blue sky laws. The delivery of this Statement shall not under any circumstances create any implication that the information contained herein is correct as of any time subsequent to the date hereof or that there has been no change in the information set forth herein or in any attachments hereto or in the affairs of Airborne or any of its subsidiaries or affiliates since the date hereof.

         No dealer, salesperson or other person has been authorized to give any information or to make any representation not contained in this Statement and, if given or made, such information or representation may not be relied upon as having been authorized by Airborne, the Dealer Manager, the Solicitation Agent or the Information Agent.

         None of Airborne, the Dealer Manager, the Solicitation Agent or the Information Agent makes any recommendation to you as to whether you should tender or refrain from tendering your Notes into either Offer or consent or refrain from consenting to the Proposed Amendments.

                               TABLE OF CONTENTS

                                                                         Page

SUMMARY TERM SHEET..........................................................1

PURPOSE OF THE OFFERS; SOURCE OF FUNDS......................................4

OFFER COMPARISON............................................................5

THE TENDER OFFER............................................................5
    Principal Terms of the Tender Offer.....................................5
        The Tender Offer....................................................5
        Expiration, Extension, Amendment and Termination
          of the Tender Offer...............................................6
        Acceptance of Notes for Purchase and Payment for Notes
          in the Tender Offer...............................................7
        Conditions to the Tender Offer......................................8
    Procedures for Tendering Notes and Delivering Consents
      in the Tender Offer...................................................9
        Election of Tender Offer Consideration.............................10
        Tender of Notes Held in Physical Form..............................10
        Tender of Notes Held Through A Custodian...........................11
        Tender of Notes Held Through DTC...................................11
        Signature Guarantees...............................................11
        Book-Entry Transfer................................................12
        Transfers of Ownership of Tendered Notes...........................12
        No Guaranteed Delivery.............................................12
        Backup Withholding.................................................12
        Effect of Consent and Letter of Transmittal........................12
        Conversion of Notes Tendered in the Tender Offer...................13
        Other Matters......................................................13
    Withdrawal of Notes and Revocation of Consents from the Tender Offer...13
    Absence of Appraisal Rights............................................14

THE CHANGE IN CONTROL NOTICE AND OFFER.....................................15
    Notice of Change in Control; Change in Control Offer...................15
    Form of Election of Holder to Require Repurchase.......................17

CERTAIN SIGNIFICANT CONSEQUENCES TO HOLDERS THAT DO NOT
  PARTICIPATE IN EITHER OF THE OFFERS......................................18
    Limited Trading Market.................................................18
    Limited Information Concerning Airborne................................18
    Effect of the Proposed Amendments......................................18
    Redemption or Repurchase of Notes......................................19
    Tax Considerations.....................................................19
DESCRIPTION OF THE PROPOSED AMENDMENTS.....................................19

                                                                         Page

    Amendments to the Registration Rights Agreement........................19
    General Information with Respect to the Proposed Amendments............20

MARKET PRICE INFORMATION FOR THE ABX AIR COMMON STOCK......................20

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS....................20
    Tax Considerations for U.S. Holders....................................21
    Tax Considerations for Non-U.S. Holders................................22
    Information Reporting and Backup Withholding...........................22

IMPORTANT TAX INFORMATION FOR THE OFFERS...................................22

LOST OR MISSING CERTIFICATES...............................................23

THE DEALER MANAGER, THE SOLICITATION AGENT, THE DEPOSITARY
  AND THE INFORMATION AGENT................................................23

                              SUMMARY TERM SHEET

         The following are answers to some of the questions that you, as a holder of the 5.75% Convertible Senior Notes Due 2007 of Airborne, Inc. may have with respect to the Offers. We urge you to read the remainder of this Statement and the accompanying Consent and Letter of Transmittal carefully because the information in this summary term sheet is not complete. Additional important information is contained in the remainder of this document and in the other documents delivered herewith.


WHO IS OFFERING TO BUY YOUR NOTES?

o Airborne, the issuer of the Notes, is making both the Tender Offer and the Change in Control Offer. As part of its Tender Offer, Airborne is also soliciting consents to amend the Registration Rights Agreement related to the Notes.

WHAT SECURITIES ARE THE SUBJECT OF THE OFFERS?

o We are offering to purchase all of our outstanding 5.75% Senior Convertible Notes due 2007. As of November 4, 2003, there were $150,000,000 aggregate principal amount of Notes outstanding. The Notes were issued under an Indenture, dated March 25, 2002, as supplemented by the First Supplemental Indenture, dated August 15, 2003, in each case by and among Airborne, as issuer, the Guarantors (as defined therein) and The Bank of New York, as trustee. We are also seeking, as part of the Tender Offer, your consent to amendments to the Registration Rights Agreement.

WHY IS AIRBORNE OFFERING TO PURCHASE YOUR NOTES?

o The Tender Offer: We are offering to purchase your Notes in the Tender Offer in order to retire the debt and improve our financial position. We also want to terminate our obligation to pay Liquidated Damages to the Holders of Registrable Securities under the Registration Rights Agreement. As we no longer have a reporting obligation with respect to our common stock, we would like to avoid the effort and cost associated with making the filings under the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), that are required in connection with maintaining a shelf registration statement in respect of the very limited amount of Convertible Notes that continue to be Registrable Securities (less than $15.0 million aggregate principal amount).

o The Change in Control Offer: We are offering to purchase your Notes in the Change in Control Offer because the indenture that governs the Notes require us to do so on the terms set forth herein.

WHAT PRICE WILL YOU RECEIVE FOR YOUR NOTES IF YOU TENDER THEM TO US IN THE TENDER OFFER?

o We are offering to purchase your Notes in the Tender Offer for, at your election, either:

     o    a cash payment of $1,080 per $1,000 principal amount of Notes; or

     o a cash payment of $988.65 plus 42.7599 shares of common stock, par value $0.01, of ABX Air, an independent public company owned by the former shareholders of Airborne, per $1,000 principal amount of Notes, with cash paid in lieu of fractional shares;

     in each case plus accrued and unpaid interest to, but excluding, the date we accept the Notes for purchase in the Tender Offer.

WHAT PRICE WILL YOU RECEIVE IF YOU CONSENT TO THE PROPOSED AMENDMENTS IN THE TENDER OFFER?

o We are not offering any separate or additional payments for your consent to the proposed amendments to the registration rights agreement in the Tender Offer from the payment for the Notes themselves.

WHAT PRICE WILL YOU RECEIVE FOR YOUR NOTES IF YOU TENDER THEM TO US IN THE CHANGE IN CONTROL OFFER?

o In accordance with the terms set forth in the indenture that governs the Notes, we are offering to purchase your Notes in the Change in Control Offer for 100% of their aggregate principal amount, plus accrued but unpaid interest to, but excluding, the date the Notes are purchased by us in the Change in Control Offer.

MAY I CONSENT TO THE PROPOSED AMENDMENTS WITHOUT TENDERING MY NOTES IN THE TENDER OFFER?

o No. In order to consent to the proposed amendments to the registration rights agreement in the Tender Offer, you must tender the Notes with respect to which such consent relates. You cannot tender your Notes in the Tender Offer without consenting to the proposed amendments to the registration rights agreement.

MAY I CONSENT TO THE PROPOSED AMENDMENTS IN THE CHANGE IN CONTROL OFFER?

o No. The Change in Control Offer does not provide for the delivery of your consent to the proposed amendments. In accordance with the terms of the indenture, the Change in Control Offer is an unconditional offer.

WILL AIRBORNE PURCHASE THE NOTES EVEN IF IT DOES NOT RECEIVE THE REQUISITE CONSENTS TO THE PROPOSED AMENDMENTS?

o The Tender Offer: Yes. The Tender Offer is not conditioned on receipt of the requisite consents to amend the registration rights agreement.

o The Change in Control Offer: Yes. As noted above, there is no consent element to the Change in Control Offer and, in accordance with the terms of the indenture, the Change in Control Offer is an unconditional offer.

ARE THE TENDER OFFER AND THE CHANGE IN CONTROL OFFER RELATED OR CONDITIONED UPON EACH OTHER?

o No. Please note that these transactions are separate. Tendering your Notes into the Tender Offer will not tender your Notes into the Change in Control Offer and tendering your Notes into the Change in Control Offer will not tender your Notes, and thereby deliver your consent to the proposed amendments, into the Tender Offer.

WHEN DO THE OFFERS EXPIRE?

o The Tender Offer: You have until 11:59 p.m., New York City time, on November 19, 2003, to tender your Notes in the Tender Offer and thereby consent to the proposed amendments to the registration rights agreement, unless we choose to extend the Tender Offer. We will make a public announcement if we extend the Tender Offer to purchase and solicitation.

o The Change in Control Offer: You have until 11:59 p.m., New York City time, on November 19, 2003, to tender your Notes in the Change in Control Offer. This offer will not be extended.

WHEN WILL YOU RECEIVE PAYMENT FOR YOUR TENDERED NOTES?

o The Tender Offer: We will pay for the Notes tendered into the Tender Offer promptly following November 19, 2003, the day on which your right to tender notes and consent to the proposed amendments expires, if the Tender Offer is not extended. If the Tender Offer is extended, we will pay for tendered notes promptly following expiration of the extended Tender Offer. We will also promptly instruct ABX Air to issue the stock portion, if any, of the consideration that you are entitled to receive.

o The Change in Control Offer: In accordance with the terms of the indenture, we will pay for Notes tendered into the Change of Control Offer on December 5, 2003.

CAN YOU WITHDRAW YOUR TENDERED NOTES?

o The Tender Offer: Yes. You may withdraw Notes tendered into the Tender Offer at any time before 11:59 p.m., New York City time, on November 19, 2003, or, if the Tender Offer is extended, 11:59 p.m., New York City time, on such later date. To withdraw your Notes from the Tender Offer, and thereby revoke your consent, please follow the instructions under "The Tender Offer -- Withdrawal Rights and Revocation of Consents from the Tender Offer" in this document. If you withdraw your tendered Notes, you will be deemed to have revoked your consent with respect to the withdrawn Notes.

o The Change in Control Offer: No. In accordance with the terms set forth in the indenture, you may not withdraw Notes tendered into the Change in Control Offer.

CAN YOU REVOKE YOUR CONSENTS IN THE TENDER OFFER?

o You may revoke your consent to the proposed amendments to the registration rights agreement delivered in the Tender Offer at any time prior to 11:59 p.m., New York City time, on November 19, 2003, or, if the Tender Offer is extended, 11:59 p.m., New York City time, on such later date. To revoke your consent, and thereby withdraw your Notes from the Tender Offer, please follow the instructions under "The Tender Offer-- Withdrawal Of Notes and Revocation of Consents from the Tender Offer" in this document. If you revoke your consent, you will be deemed to withdraw your tendered Notes with respect to which the revoked consent relates. You may not revoke your consent to the proposed amendments to the registration rights agreement without withdrawing your tendered Notes.

WHAT HAPPENS TO YOUR NOTES IF YOU DO NOT TENDER THEM IN EITHER OF THE OFFERS?

o If you do not tender your Notes, they will remain outstanding and will continue to accrue interest until the date of maturity, April 1, 2007, unless earlier redeemed by us in accordance with their terms. You will continue to have the right to convert your Notes, except that, under the terms of the Notes and the indenture, they are now convertible only into the consideration received by Airborne's shareholders in its merger with DHL. This means that each $1,000 principal amount of Notes is currently convertible into $908.65 and 42.7599 shares of ABX Air's common stock, with cash paid in lieu of fractional shares. Under the terms of the indenture governing the Notes, you may continue to present your Notes for conversion to Airborne at its principal office, 1301 Western Avenue, P.O. Box 662, Seattle, Washington 98111-0662, or to the Corporate Trust Administration, The Bank of New York, 101 Barclay Street, Floor 8W, New York, New York 10286. On October 14, 2003, the closing price on the OTC Bulletin Board for a share of ABX Air's common stock was $3.30. On November 4, 2003, the closing price on the OTC Bulletin Board for a share of ABX Air's common stock was $3.65. You should obtain current market quotes for ABX Air common stock before making your decision to tender. See "Market Price Information for ABX Air Common Stock" in this document.

o When we purchase Notes under the Offers, the trading market for the Notes may be significantly more limited, which may adversely affect the liquidity of the Notes. There can be no assurance that any trading market will exist for the Notes following the consummation of the Offers. The extent of the trading market for the Notes following the consummation of the Offers will depend upon, among other things, the remaining outstanding principal amount of the Notes at that time, the number of holders of the Notes remaining at that time and the interest in maintaining a market in the Notes on the part of securities firms.

o If the proposed amendments to the registration rights agreement are approved by a majority in aggregate principal amount of the Notes which are Registrable Securities, we will execute a registration rights amendment giving effect to the proposed amendments. See "Description of the Proposed Amendments."

WHAT ARE THE TAX CONSEQUENCES TO YOU IF YOU TENDER YOUR NOTES IN THE OFFERS?

o The receipt of cash or cash and stock in exchange for Notes in either of the Offers will be a taxable transaction to you for United States federal income tax purposes. You will generally recognize capital gain or loss on the sale to us of a Note in an amount equal to the difference between (i) the amount of cash received for your Note (other than in respect of accrued interest) plus the fair market value of the ABX Air common stock received (determined as of the date the Notes are converted), if any, and
     (ii) your "adjusted tax basis" in the Notes sold. The capital gain or loss will be long-term if you held the Note for more than one year at the time of the sale to us. An exception to this capital gain treatment may apply if you purchased the Note at a "market discount." See "Certain United States Federal Income Tax Considerations" in this document.

HOW SHOULD YOU TENDER YOUR NOTES IN THE OFFERS?

o To tender your Notes in the Tender Offer or the Change in Control Offer, you must carefully follow the instructions in this document, the Consent and Letter of Transmittal (for the Tender Offer only) and in the accompanying materials. Persons holding Notes through the Depository Trust Company must follow a different process than those who are themselves the record Holders of the Notes. See "The Tender Offer -- Procedures for Tendering Notes and Delivering Consents in the Tender Offer" and "The Change in Control Offer -- Notice of Change in Control; Change in Control Offer" in this document.

WHO CAN YOU TALK TO IF YOU NEED MORE INFORMATION?

o Any questions or request for assistance or additional copies of this offer to purchase, consent solicitation statement and change in control notice or any of the accompanying materials may be directed to the Dealer Manager at (866) 627-0391 (toll free) or (212) 250-7445 (collect) or the Information Agent at (888) 887-0082 (toll free). You may also contact your broker, dealer, commercial bank or trust company or nominee for assistance concerning the Tender Offer.

                    PURPOSE OF THE OFFERS; SOURCE OF FUNDS

     The principal purpose of the Tender Offer is to cause all of the Notes to be retired and improve our financial position. Airborne also want to terminate its obligation to pay Liquidated Damages to the Holders of Registrable Securities under the Registration Rights Agreement. As Airborne no longer has a reporting obligation with respect to its common stock, Airborne would like to avoid the effort and cost associated with making the filings under the Exchange Act that are required in connection with maintaining a shelf registration statement in respect of the very limited amount of Notes that continue to be Registrable Securities (less than $15.0 million principal amount).

         The purpose of the Change in Control Offer is to satisfy the obligations imposed on Airborne under the Indenture.

         The maximum amount of funds required by Airborne to pay for the consummation of the transactions contemplated by this Statement and the related fees and expenses is estimated to be approximately $163.6 million, assuming that 100% of the outstanding principal amount of Notes are tendered and accepted for purchase into the Tender Offer.

         Airborne intends to fund the payments for the Notes, together with the fees and expenses incurred in connection therewith, through equity contributions or an intercompany loan, documented in the form of an intercompany balance, from DHL or its affiliates, including Deutsche Post AG ("DPAG"). Any intercompany loan will bear interest at a rate based on U.S. LIBOR plus a margin and be payable on demand. No documentation of an intercompany loan is contemplated. In the event that money is loaned to Airborne, it does not currently have any plans with respect to the repayment of such a loan. DHL and its affiliates have on hand or available sufficient funds to pay the maximum estimated amount required for the consummation of the transactions contemplated by this Statement and the associated fees and expenses. As DHL and/or its affiliates, including DPAG, are providing financing for the Offers, these entities may be deemed to also be "bidders" that are seeking to purchase your Notes from Holders through Airborne.

         From time to time after the Expiration Date, Airborne or its affiliates may acquire Notes, if any, which remain outstanding following consummation of the Offers through open market purchases, privately negotiated transactions, tender offers, exchange offers or otherwise, upon such terms and at such prices as it may determine, which may be more or less than the price to be paid pursuant to the Tender Offer and/or the change in Control Offer and could be for cash or other consideration. Alternatively, subject to the provisions of the Notes and the Indenture, Airborne may choose to redeem the Notes. There can be no assurance as to which, if any, of these alternatives (or combinations thereof) Airborne or its affiliates will pursue. Any purchases of Notes by Airborne after the Expiration Date will be made in accordance with the requirements of the Exchange Act, including the rules promulgated thereunder, and other applicable laws.

                               OFFER COMPARISON

         For your convenience, set forth below is a chart that describes what would happen if a Holder tendered $100,000 principal amount of Notes in (i) the Tender Offer and elected to receive the All Cash Consideration, (ii) the Tender Offer and elected to receive the Stock and Cash Consideration and (iii) the Change in Control Offer. In each scenario, we have assumed that the Notes are accepted for payment in the Tender Offer on November 19, 2003, that on this date the price of a single share of ABX Air common stock is $3.65 and that the Repurchase Price will be paid under the Change in Control Offer on December 5, 2003. The information presented below is only meant to be illustrative. The actual outcomes of the Offers, particularly as they relate to the price of ABX Air common stock on a given date, may be very different.

-------------------------------------------------------------------------------
                                                    Number of Shares of
                       Amount of Cash to be          Common Stock to be
   Scenarios          Received from Airborne        Received from ABX Air
-------------------------------------------------------------------------------
Tender into the       $108,000, plus $766.67       0 shares
Tender Offer,         in accrued but
electing to receive   unpaid interest
the All Cash
Consideration
-------------------------------------------------------------------------------
Tender into the       $98,865, plus (i) $766.67    4,275 shares, with a market
Tender Offer,         in accrued but unpaid        value of $15,603.75
electing to receive   interest and (ii) $3.61
the Cash and          as payment in lieu of
Stock Consideration   receipt of a fractional
                      share of ABX Air stock
-------------------------------------------------------------------------------
Tender into the       $100,000, plus $1,022.22     0 shares
Change in Control     in accrued but unpaid
Offer                 interest
-------------------------------------------------------------------------------


                               The Tender Offer

                      Principal Terms of the Tender Offer


         The Tender Offer

Airborne hereby offers to purchase for cash, upon the terms and subject to the conditions set forth in this Statement and the related Consent and Letter of Transmittal, any and all of its outstanding Notes validly tendered and not validly withdrawn for, at the election of the Holder, either the All Cash Consideration or the Cash and Stock Consideration, plus accrued and unpaid interest to, but excluding, the Acceptance Date. In addition, as part of the Tender Offer, Airborne hereby solicits, upon the terms and subject to the conditions set forth in this Statement and the related Consent and Letter of Transmittal, Consents to the adoption of the Proposed Amendments to the Registration Rights Agreement. Airborne is not offering any separate or additional payment for Consents in the Tender Offer from the payment for the Notes themselves. Pursuant to the terms of the Registration Rights Agreement, the Proposed Amendments require the receipt of the Requisite Consents. If the conditions to the Tender Offer set forth herein are not satisfied or waived by Airborne, Airborne will not be obligated to accept for or purchase any Notes validly tendered in the Tender Offer, tendering Holders will not receive the Tender Offer Consideration and previously tendered Notes will be returned to tendering Holders. If the Requisite Consents are not received, the Proposed Amendments will not become operative.

         Under the terms of this Statement and the Consent and Letter of Transmittal, the completion, execution and delivery of the Consent and Letter of Transmittal and any additional documents required thereby by a Holder in connection with the tender of Notes to the Tender Offer prior to 11:59 p.m., New York City time, on the Expiration Date will be deemed to constitute the Consent of that tendering Holder to the Proposed Amendments relating to the Notes tendered and will entitle the tendering Holder to receive the Tender Offer Consideration selected by such Holder.

         Holders may not tender their Notes to the Tender Offer without delivering the related Consents and may not deliver Consents pursuant to the Tender Offer without tendering the related Notes. Notes tendered and Consents delivered may be withdrawn at any time prior to the Expiration Date by following the procedures set forth below under "-- Withdrawal of Notes and Revocation of Consents from the Tender Offer." The valid withdrawal of Notes from the Tender Offer will constitute the revocation of Consent with respect to such Notes and the valid revocation of Consent will constitute the withdrawal of the related Notes from the Tender Offer.

         Upon the terms and subject to the conditions of the Tender Offer (including, if the Tender Offer is extended or amended, the terms and conditions of any such extension or amendment) and applicable law, promptly following the Expiration Date, Airborne will purchase, by accepting for purchase, and will pay for all Notes validly tendered (and not validly withdrawn) pursuant to the Tender Offer, such payment to be made by the deposit of immediately available funds by Airborne with the Depositary. Airborne will also promptly instruct ABX Air to issue the stock portion of the Cash and Stock Consideration, if any.

         Assuming that the Requisite Consents are received, Airborne intends on the Acceptance Date to execute an amendment to the Registration Rights Agreement (the "Registration Rights Amendment"). If the Requisite Consents are received and the Proposed Amendments become operative, the Proposed Amendments will be binding on all non-tendering Holders of Notes which are Registrable Securities. Therefore, the adoption of the Proposed Amendments may have adverse consequences for Holders of Notes which are Registrable Securities who elect not to tender their Notes in to either Offer.

         Holders who do not tender their Notes for purchase pursuant to the Tender Offer or who withdraw their Notes prior to the Expiration Date will continue to hold Notes pursuant to the terms of the Indenture (assuming such Holders do not participate in the Change in Control Offer). The Notes will continue to be obligations solely of Airborne, and will not be obligations of, or guaranteed by, DHL or any of its affiliates. While it is currently anticipated that Airborne will continue to operate as an indirect wholly owned subsidiary of DHL, neither DHL nor any of its affiliates is under any obligation to provide any financial or other support to Airborne. See "Certain Significant Consequences to Holders that do not Participate in Either of the Offers."

         The Notes purchased in the Tender Offer will cease to be outstanding and will be delivered to the Trustee for cancellation immediately after such purchase. When we purchase Notes under the Tender Offer, the trading market for the Notes may be significantly more limited, which may adversely affect the liquidity of the Notes. There can be no assurance that any trading market will exist for the Notes following the consummation of the Offers. The extent of the trading market for the Notes following the consummation of the Offers will depend upon, among other things, the remaining outstanding principal amount of the Notes at such time, the number of Holders remaining at such time and the interest in maintaining a market in the Notes on the part of securities firms.

         If less than all the principal amount of Notes held by a Holder is tendered and accepted pursuant to the Tender Offer, Airborne will issue, and the Trustee will authenticate and deliver to or on the order of the Holder thereof, at the expense of Airborne, new Notes of authorized denominations in a principal amount equal to the portion of the Notes not tendered or not accepted, as the case may be, as promptly as practicable after the Expiration Date.

         Expiration, Extension, Amendment and Termination of the Tender Offer

         The Tender Offer will expire at 11:59 p.m., New York City time, on November 19, 2003, unless extended by Airborne.

         Airborne expressly reserves the right to extend the Tender Offer on a daily basis or for such period or periods as it may determine in its sole discretion from time to time by giving written or oral notice to the Depositary and by making a public announcement by press release prior to 9:00 a.m., New York City time, on the next business day following the previously scheduled Expiration Date. During any extension of the Tender Offer, Notes previously tendered and all related Consents previously delivered pursuant to the Tender Offer (and not validly withdrawn) will remain subject to the Tender Offer and may, subject to the terms and conditions of the Tender Offer, be accepted for purchase by Airborne on the Expiration Date, subject to the withdrawal rights of Holders. For purposes of the Tender Offer, the term "business day" means any day other than a Saturday, Sunday or a federal holiday, and shall consist of the time period from 12:01 a.m. through 12:00 midnight Eastern Time.

         To the extent it is legally permitted to do so, Airborne expressly reserves the right, in its sole discretion, to (i) waive any condition to the Tender Offer, except that receipt of the Requisite Consents is required by the for the approval of the Proposed Amendments and may not be waived with respect to the Proposed Amendments,

(ii) increase the Tender Offer Consideration or (iii) amend any other term of the Tender Offer. Any amendment to the Tender Offer will apply to all Notes tendered and not previously accepted for purchase, regardless of when or in what order such Notes were tendered. If Airborne makes a material change in the terms of the Tender Offer, Airborne will disseminate additional Tender Offer materials and will extend the Tender Offer, in each case, to the extent required by law. In addition, if Airborne changes either (x) the principal amount of the Notes subject to the Tender Offer or (y) the Tender Offer Consideration, then the Tender Offer will be amended to the extent required by law to ensure that the Tender Offer remains open for at least ten business days after the date that notice of any such change is first published, given or sent to Holders by Airborne.

         To the extent it is legally permitted to do so, Airborne expressly reserves the right, in its sole discretion, to terminate the Tender Offer, including if any conditions applicable to the Tender Offer set forth under "-- Conditions to the Tender Offer" have not been satisfied or waived by Airborne. Any such termination will be followed promptly by a public announcement of such termination and Airborne will also promptly inform the Depositary of its decision to terminate the Tender Offer.

         In the event that the Tender Offer is withdrawn or otherwise not completed, the Tender Offer Consideration will not be paid or become payable to Holders who have validly tendered their Notes in connection with the Tender Offer. In any such event, any Notes previously tendered will be returned to the tendering Holder and the Proposed Amendments will not become operative.


         Acceptance of Notes for Purchase and Payment for Notes in the Tender Offer

         Upon the terms and subject to the conditions of the Tender Offer (including, if the Tender Offer is extended or amended, the terms of any such extension or amendment) and subject to applicable law, Holders that tender their Notes to the Tender Offer (and do not properly withdraw such tenders) and thereby deliver their Consents to the Proposed Amendments on or prior to 11:59 p.m., New York City time, on the Expiration Date will be entitled to receive the Tender Offer Consideration. Upon the terms and subject to the conditions of the Tender Offer, Airborne will purchase, by accepting for purchase on the Expiration Date, and will pay for such Notes promptly following the Acceptance Date. In addition, Airborne will promptly instruct ABX Air to issue the shares of its common stock, if any, that are due to Holders that elect to receive the Cash and Stock Consideration.

         Airborne expressly reserves the right, in its sole discretion, to extend the Expiration Date and to delay acceptance for purchase of Notes tendered under the Tender Offer or the payment for Notes accepted for purchase pursuant to the Tender Offer (subject to Rule 14e-1 under the Exchange Act, which requires that Airborne pay the consideration offered or return the Notes deposited by or on behalf of the Holders promptly after the termination or withdrawal of the Tender Offer) if any of the conditions set forth below under "-- Conditions to the Tender Offer" shall not have been satisfied or waived by Airborne or in order to comply in whole or in part with any applicable law, in either case by oral or written notice of such delay to the Depositary. In all cases, payment for Notes accepted for purchase pursuant to the Tender Offer will be made only after timely receipt by the Depositary of Notes (or confirmation of book-entry transfer thereof), a properly completed and duly executed Consent and Letter of Transmittal (or a facsimile thereof) and any other documents required thereby.

         For purposes of the Tender Offer, Airborne will be deemed to have accepted for purchase validly tendered Notes (or defectively tendered Notes with respect to which Airborne has waived such defect) if, as and when Airborne gives oral or written notice thereof to the Depositary. Payment for Notes accepted for purchase in the Tender Offer will be made by Airborne by depositing such payment, in immediately available funds, with the Depositary, which will act as agent for the tendering Holders for the purpose of receiving the Tender Offer Consideration and transmitting the same to such Holders. Airborne will notify the Depositary of which Notes tendered on or prior to the Expiration Date are accepted for purchase and payment pursuant to the Tender Offer. Upon the terms and subject to the conditions of the Tender Offer, delivery of the cash portion of Tender Offer Consideration will be made by the Depositary promptly after receipt of funds for the payment of such Notes by the Depositary. Holders who elect to receive the Cash and Stock Consideration should be aware that the stock portion of the Cash and Stock Consideration will be issued directly to them by National City Bank, the transfer agent and registrar for ABX Air, following receipt of instructions to issue such shares from ABX Air.

         Tenders of Notes and the accompanying delivery of Consents pursuant to the Tender Offer will be accepted only in principal amounts of $1,000 or integral multiples thereof (provided that no single Note may be purchased in part unless the principal amount of such Note to be outstanding after such repurchase is equal to $1,000 or an integral multiple thereof).

         If, for any reason, acceptance for purchase of or payment for validly tendered Notes pursuant to the Tender Offer is delayed, or Airborne is unable to accept for purchase or to pay for validly tendered Notes pursuant to the Tender Offer, then the Depositary may, nevertheless, on behalf of Airborne, retain tendered Notes, without prejudice to the rights of Airborne and of Holders described under "-- Expiration, Extension, Amendment and Termination of the Tender Offer," "-- Conditions to the Tender Offer" and "-- Withdrawal of Notes and Revocation of Consents from the Tender Offer," but subject to Rule 14e-1 under the Exchange Act, which requires that Airborne pay the consideration offered or return the Notes tendered promptly after the termination or withdrawal of the Tender Offer.

         If any tendered Notes are not accepted for purchase for any reason pursuant to the terms and conditions of the Tender Offer, or if certificates are submitted evidencing more Notes than are tendered, certificates evidencing unpurchased Notes will be returned, without expense, to the tendering Holder (or, in the case of Notes tendered by book-entry transfer into the Depositary's account at DTC pursuant to the procedures set forth below under the caption "Procedures for Tendering Notes and Delivering Consents in the Tender Offer -- Book-Entry Transfer," such Notes will be credited to an account maintained at DTC, designated by the participant therein who so delivered such Notes), unless otherwise requested by such Holder under "Special Delivery Instructions" in the Consent and Letter of Transmittal, promptly following the Expiration Date.

         No alternative, conditional or contingent tenders will be accepted. A tendering Holder, by execution of a Consent and Letter of Transmittal (or a manually signed facsimile thereof), waives all right to receive notice of acceptance of such Holder's Notes for purchase.

         Holders of Notes tendered and accepted for purchase pursuant to the Tender Offer will be entitled to accrued and unpaid interest on their Notes to, but not including, the Acceptance Date. Under no circumstances will any additional interest be payable because of any delay by the Depositary in the transmission of funds to the Holders of purchased Notes or otherwise.

         Holders of Notes purchased in the Tender Offer will not be obligated to pay brokerage commissions or fees or to pay transfer taxes with respect to the purchase of their Notes unless the box entitled "Special Issuance Instructions" or the box entitled "Special Delivery Instructions" on the Consent and Letter of Transmittal has been completed, as described in the Instructions thereto. Airborne will pay all other charges and expenses in connection with the Tender Offer. See "The Dealer Manager, the Solicitation Agent, the Depositary and the Information Agent."


         Conditions to the Tender Offer

         Airborne's obligation to accept for purchase and to pay for Notes validly tendered and not validly withdrawn in the Tender Offer is subject to and conditioned the satisfaction or waiver of the conditions set forth below. If the conditions to the Tender Offer set forth herein are not satisfied or waived, Airborne will not be obligated to accept for or purchase any Notes validly tendered in the Tender Offer, tendering Holders will not receive the Tender Offer Consideration and previously tendered Notes will be returned to tendering Holders. If the Requisite Consents are not received, the Proposed Amendments will not become operative.

     Airborne may waive any of the conditions of the Tender Offer, in whole or in part, at any time and from time to time prior to the Expiration Date, except that the receipt of Requisite Consents is required for approval of the Proposed Amendments and may not be waived with respect to the Proposed Amendments. If the Requisite Consents are obtained pursuant to the Tender Offer by the Expiration Date, Airborne intends, on the Acceptance Date, to execute the Registration Rights Amendment.

         Subject to Rule 14e-1(c) under the Exchange Act and notwithstanding any other provision of the Tender Offer and in addition to (and not in limitation of) Airborne's rights to terminate, extend and/or amend the Tender Offer in its sole discretion, Airborne shall not be required to accept for purchase, or to pay for, any tendered Notes if any of the following have occurred:

              (a) there shall have been instituted, threatened, or be pending any action or proceeding (or there shall have been any material adverse development in any action or proceeding currently instituted, threatened or pending) before or by any court, governmental, regulatory or administrative agency or instrumentality, or by any other person, in connection with the Tender Offer, that in the reasonable judgment of Airborne, either
         (i) is, or is reasonably likely to be, materially adverse to the business, operations, properties, condition (financial or otherwise), assets, liabilities or prospects of Airborne or (ii) would or might prohibit, prevent, restrict or delay consummation of the Tender Offer;

              (b) an order, statute, rule, regulation, executive order, stay, decree, judgment or injunction shall have been proposed, threatened, enacted, entered, issued, promulgated, enforced or deemed applicable by any court of governmental, regulatory or administration agency or instrumentality that, in the reasonable judgment of Airborne, would or might prohibit, prevent, restrict or delay consummation of the Tender Offer or that is, or is reasonably likely to be, materially adverse to the business, operations, properties, condition (financial or otherwise), assets, liabilities or prospects of Airborne;

              (c) the Trustee under the Indenture shall have objected in any respect to or taken any action that could, in the reasonable judgment of Airborne, adversely affect the consummation of the Tender Offer or Airborne's ability to effect any of the Proposed Amendments, or shall have taken any action that challenges the validity or effectiveness of the procedures used by Airborne in soliciting the Consents (including the form thereof) or in the making of the Tender Offer or the acceptance of, or payment for, the Notes and Consents; or

              (d) there shall have occurred (i) any general suspension of, or limitation on prices for, trading in securities in the United States securities or financial markets, (ii) any significant adverse change in the price of the Notes in the United States or other major securities or financial markets, (iii) a material impairment in the United States trading market for debt securities, (iv) a declaration of a banking moratorium or any suspension of payments in respect of banks in the United States or other major financial markets (whether or not mandatory), (v) any limitation (whether or not mandatory) by any government or governmental, administrative or regulatory authority or agency, domestic or foreign, or other event that, in the reasonable judgment of Airborne, might affect the extension of credit by banks or other lending institutions, (vi) a commencement of a war or armed hostilities or other national or international calamity directly or indirectly involving the United States or (vii) in the case of any of the foregoing existing on the date hereof, a material acceleration or worsening thereof.

         The conditions to the Tender Offer are for the sole benefit of and may be asserted by Airborne, in its reasonable discretion, regardless of the circumstances giving rise to such conditions, or may be waived by Airborne, in whole or in part, at any time or from time to time prior to the Expiration Date, in its reasonable discretion, except that receipt of the Requisite Consents is required by the Indenture and the Registration Rights Agreement for the approval of the Proposed Amendments and may not be waived with respect to the Proposed Amendments. The failure by Airborne at any time to exercise any of the foregoing rights shall not be deemed a waiver of any such right, and each such right shall be deemed an ongoing right, which may be asserted at any time and from time to time. Any determination by Airborne concerning the events described in this section shall be final and binding upon all persons.

                      Procedures for Tendering Notes and
                   Delivering Consents in the Tender Offer

         The valid tender of Notes to the Tender Offer (which are not subsequently withdrawn) will constitute the delivery of Consent with respect to such Notes. Holders may not tender their Notes to the Tender Offer without delivering the related Consents. A defective tender of Notes to the Tender Offer (which defect is not waived by Airborne) will not constitute a valid Consent to the Proposed Amendments and will not be counted for purposes of determining whether the Requisite Consents have been received by Airborne. Holders may not deliver Consents pursuant to the Tender Offer without tendering the related Notes. Accordingly, any Holder desiring to Consent to the Proposed Amendments pursuant to the Tender Offer must validly tender (and not validly withdraw) such Holder's Notes to the Tender Offer by complying with the procedures for tendering Notes set forth in this Statement and the accompanying Consent and Letter of Transmittal.

         The procedures for tendering Notes in the Tender Offer and in the Change in Control Offer are separate. Notes tendered into the Tender Offer will not be tendered into the Change in Control Offer, and Notes tendered into the Change in Control Offer will not be tendered into the Tender Offer. In the event that any Notes are concurrently validly tendered into both the Tender Offer and the Change in Control Offer, Airborne will treat such Notes as being validly tendered into the Tender Offer, which will provide the tendering Holder with the higher level of consideration as between the two Offers.

         The method of delivery of the Notes and Consents and Letters of Transmittal, any required signature guarantees and all other required documents, including delivery through DTC and any acceptance of an Agent's Message transmitted through ATOP, is at the election and risk of the person tendering Notes and delivering the Consent and Letters of Transmittal and, except as otherwise provided in the Consent and Letter of Transmittal, delivery will be deemed made only when actually received by the Depositary. If delivery is by mail, it is suggested that the Holder use properly insured, registered mail with return receipt requested, and that the mailing be made sufficiently in advance of the Expiration Date to permit delivery to the Depositary on or prior to such date. Manually signed facsimile copies of the Consent and Letter of Transmittal, properly completed and duly executed, will be accepted. The Consent and Letters of Transmittal and Notes should be sent only to the Depositary, not to Airborne, the Trustee, the Dealer Manager, the Solicitation Agent, the Information Agent or DTC.

         The tender of Notes by a Holder (and subsequent acceptance of such tender by Airborne) in the Tender Offer pursuant to any of the procedures set forth in this Statement and in the accompanying Consent and Letter of Transmittal will constitute a binding agreement between such Holder and Airborne, upon the terms and subject to the conditions of the Tender Offer set forth in this Statement and in the accompanying Consent and Letter of Transmittal.

         Only registered Holders are authorized to tender their Notes and thereby Consent to the Proposed Amendments. The procedures by which Notes may be tendered (and the related Consents thereby given) by beneficial owners that are not registered Holders will depend upon the manner in which the Notes are held.

         Unless the Notes being tendered are deposited by the Holder with the Depositary prior to the Expiration Date (accompanied by a properly completed and duly executed Consent and Letter of Transmittal), Airborne may, at its option, reject such tender. Payment for Notes will be made only against deposit of tendered Notes and delivery of all other required documents.


         Election of Tender Offer Consideration

         As part of the tendering process in the Tender Offer, a Holder must elect to receive either the All Cash Consideration or the Cash and Stock Consideration by either (i) completing the form entitled "Election of Tender Offer Consideration" and, if the Holder elects to receive the Cash and Stock Consideration, the form entitled "Conversion Notice" in the Consent and Letter of Transmittal, (ii) requesting its broker, dealer, commercial bank, trust company or other nominee to effect the transaction and select the form of consideration such Holder desires to receive or (iii) following the appropriate procedures prescribed by DTC for tendering Notes and selecting the form of consideration through ATOP. As part of the election to receive the Cash and Stock Consideration, a Holder is required to agree to convert its Notes and to complete and execute the Conversion Notice contained in the Consent and Letter of Transmittal. The Conversion Notice and conversion of the Notes will not be effective until the related Notes are accepted for payment by Airborne. Any tender of Notes into the Tender Offer in which a Holder either (i) elects to receive the Cash and Stock Consideration but fails to properly complete and execute the Conversion Notice or (ii) elects to receive both the All Cash Consideration and the Cash and Stock Consideration will not constitute a valid tender of Notes, and such Holder will not be entitled to receive any Tender Offer Consideration.


         Tender of Notes Held in Physical Form

         For a Holder to validly tender Notes held in physical form pursuant to the Tender Offer, a properly completed and duly executed Consent and Letter of Transmittal (or a facsimile thereof), including the election by such Holder as to whether it wishes to receive the All Cash Consideration of the Cash and Stock Consideration, together with any signature guarantees, or, in the case of a book-entry transfer, an Agent's Message, and any other documents required by the instructions to the Consent and Letter of Transmittal, must be received by the Depositary at one of its addresses set forth on the back cover of this Statement and certificates for tendered Notes must be received by the Depositary at any of such addresses (or delivery of Notes may be effected pursuant to the procedures for book-entry transfer described below and a confirmation of such book-entry transfer must be received by the Depositary) on or prior to the Expiration Date.

         If the certificates for Notes are registered in the name of a person other than the signer of a Consent and Letter of Transmittal, then, in order to tender such Notes pursuant to the Tender Offer, the certificates evidencing such Notes must be endorsed or accompanied by appropriate bond powers signed exactly as the name or names of such Holder or Holders appear on the certificates, with the signature(s) on the certificates or bond powers guaranteed as provided below.


         Tender of Notes Held Through A Custodian

         Any beneficial owner whose Notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wish to tender their Notes (and thereby deliver Consents) in the Tender Offer should contact such registered Holder promptly and instruct such Holder to tender their Notes on such beneficial owner's behalf, specifying the form of Tender Offer Consideration such beneficial owner elects to receive. If such beneficial owner wishes to tender such Notes himself or herself, such beneficial owner must, prior to completing and executing the Consent and Letter of Transmittal and delivering such Notes, either make appropriate arrangements to register ownership of the Notes in such beneficial owner's name or follow the procedures described in the immediately preceding paragraph. The transfer of record ownership may take considerable time.


         Tender of Notes Held Through DTC

         To effectively tender Notes to the Tender Offer that are held through DTC, DTC participants should, instead of physically completing and signing the Consent and Letter of Transmittal, electronically transmit their acceptance through ATOP, for which the transaction will be eligible, and DTC will then edit and verify the acceptance and send an Agent's Message to the Depositary for its acceptance. Delivery of tendered Notes must be made to the Depositary pursuant to the book-entry delivery procedures set forth herein and in the Consent and Letter of Transmittal. To tender Notes (and thereby deliver Consents) in the Tender Offer through ATOP, the electronic instructions sent to DTC and transmitted by DTC to the Depositary must contain the character by which the DTC participant acknowledges its receipt of and agrees to be bound by the Consent and Letter of Transmittal, including, in the case of Holders that elect to receive the Cash and Stock Consideration, the Conversion Notice contained therein.

         The term "Agent's Message" means a message transmitted by DTC to, and receivable by, the Depositary and forming a part of the Book-Entry Confirmation (as defined below), which states that DTC has received an express acknowledgment from the participant in DTC described in such Agent's Message, stating the aggregate principal amount of the Notes that have been tendered by such participant pursuant to the Tender Offer and that such participant has received the Tender Offer and agrees to be bound by the terms of the Tender Offer and that Airborne may enforce such agreement against such participant.


         Signature Guarantees

         No signature guarantee is required if (i) the Consent and Letter of Transmittal is signed by the registered Holder (which term includes any participant in DTC whose name appears on a security position listing as the owner of the Notes) of the Notes tendered therewith and payment of the Tender Offer Consideration is to be made, or if any Notes for principal amounts not tendered or not accepted for purchase are to be issued, directly to such Holder (or, if tendered by a participant in DTC, any Notes for principal amounts not tendered or not accepted for purchase are to be credited to such participant's account) and neither the "Special Issuance Instructions" box nor the "Special Delivery Instructions" box on the Consent and Letter of Transmittal has been completed or (ii) such Notes are tendered (and Consents thereby delivered) for the account of any institution that is an Eligible Institution (as defined below). In all other cases, all signatures on Consents and Letters of Transmittal and endorsements on certificates, signatures on bond powers and consent proxies (if any) accompanying Notes must be guaranteed by a financial institution (including most commercial banks, savings and loan associations and brokerage houses) that is a participant in the Security Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Guarantee Program or the Stock Exchange Medallion Program (each of the foregoing being referred to as an "Eligible Institution"). If the Notes are registered in the name of a person other than the signer of the Consent and Letter of Transmittal or if Notes not accepted for purchase or not tendered are to be returned to a person other than the registered Holder, then the signatures on the Consents and Letters of Transmittal accompanying the tendered Notes must be guaranteed as described above.

         Book-Entry Transfer

         The Depositary will establish an account with respect to each of the Notes at DTC for purposes of the Tender Offer within two business days after the date of this Statement, and any financial institution that is a participant in DTC may make book-entry delivery of the Notes by causing DTC to transfer such Notes into the Depositary's account in accordance with DTC's procedures for such transfer. However, although delivery of Notes may be effected through book-entry transfer into the Depositary's account at DTC, an Agent's Message in connection with a book-entry transfer and any other required documents must, in any case, be transmitted to and received by the Depositary on or prior to the Expiration Date. The confirmation of a book-entry transfer into the Depositary's account at DTC as described above is referred to herein as a "Book-Entry Confirmation." Delivery of documents to DTC does not constitute delivery to the Depositary.


         Transfers of Ownership of Tendered Notes

         Holders may not transfer record ownership of any Notes validly tendered into the Tender Offer and not properly withdrawn. Beneficial ownership in tendered Notes may be transferred by the Holder by delivering to the Depositary at one of its addresses set forth on the back cover of this Statement an executed Consent and Letter of Transmittal identifying the name of the person who deposited the Notes to be transferred and completing the Special Issuance Instructions box with the name of the transferee (or, if tendered by book-entry transfer, the name of the DTC participant on the security position listing as the transferee of such Notes) and the principal amount of the Notes to be transferred. If certificates have been delivered or otherwise identified (through a Book-Entry Confirmation with respect to such Notes) to the Depositary, the name of the Holder who deposited the Notes, the name of the transferee and the certificate numbers relating to such Notes should also be provided in the Consent and Letter of Transmittal. A person who succeeds to the beneficial ownership of tendered Notes pursuant to the procedures set forth herein, will be entitled to receive the Tender Offer Consideration if the Notes are accepted for purchase or to receipt of the tendered Notes if the Tender Offer is terminated.


         No Guaranteed Delivery

         There are no guaranteed delivery provisions provided for by Airborne in conjunction with the Tender Offer under the terms of this Statement or any other of the other offer materials. Holders must tender their Notes and thereby deliver the related Consents in accordance with the procedures set forth under "-- Procedures for Tendering Notes and Delivering Consents in the Tender Offer" and in the Consent and Letter of Transmittal.


         Backup Withholding

         To prevent backup United States federal income tax withholding, each tendering Holder of Notes must provide the Depositary with such Holder's correct taxpayer identification number and certify that such Holder is not subject to backup United States federal income tax withholding by completing the Internal Revenue Service Form W-9 ("Form W-9") enclosed with this Statement or other acceptable substitute form, or an applicable Internal Revenue Service Form W-8 ("Form W-8") or acceptable substitute form, if such Holder is a non-U.S. Holder. A Form W-8 can be obtained from the Depositary. For discussion of United States federal income tax considerations relating to backup withholding, see "Certain United States Federal Income Tax Considerations."


         Effect of Consent and Letter of Transmittal

         Subject to and effective upon the acceptance for purchase, and payment for, of the Notes tendered thereby, by executing and delivering a Consent and Letter of Transmittal a tendering Holder of Notes (i) irrevocably sells, assigns and transfers to Airborne, all right, title and interest in and to the Notes tendered thereby or, in the case of Holders that elect to receive the Cash and Stock Consideration, irrevocably agrees to convert the Notes tendered thereby, in either case effective as of the Acceptance Date, (ii) waives any and all rights with respect to the Notes (including any existing or past defaults and their consequences in respect of the Notes, the Indenture and the Registration Rights Agreement), (iii) releases and discharges Airborne from any and all claims such Holder may have now, or may have in the future arising out of, or related to, the Notes (including any claims that such Holder is entitled to receive additional principal or interest payments with respect to the Notes or to participate in any redemption or defeasance of the Notes), (iv) irrevocably constitutes and appoints the Depositary as the true and lawful agent and attorney-in-fact of such Holder with respect to any such tendered Notes, with full power of substitution and re-substitution (such power of attorney being deemed to be an irrevocable power coupled with an interest) to (a) deliver certificates representing such Notes, or transfer ownership of such Notes on the account books maintained by DTC, together, in any such case, with all accompanying evidences of transfer and authenticity, to Airborne, (b) present such Notes for transfer of ownership on the relevant security register and (c) receive all benefits or otherwise exercise all rights of beneficial ownership over such Notes (except that the Depositary will have no rights to, or control over, funds from Airborne or stock from ABX Air, except as agent for Airborne, for the Tender Offer Consideration for any tendered Notes that are purchased by Airborne in the Tender Offer) and (v) delivers such Holder's Consent to the Proposed Amendments, and as certification that the Requisite Consents have been received, all in accordance with the terms and conditions f the Tender Offer.


         Conversion of Notes Tendered in the Tender Offer

         Holders have the right to convert Notes tendered in the Tender Offer pursuant to the terms of the Indenture at any time prior to 11:59 p.m., New York City time, on the Expiration Date. Pursuant to the terms of the Indenture, each $1,000 principal amount of Notes is currently convertible into $908.65 and 42.7599 shares of ABX Air's common stock, with cash paid in lieu of fractional shares. Holders can exercise their conversion privilege under the terms of the Indenture by validly withdrawing Notes tendered in the Tender Offer prior to 11:59 p.m., New York City time, on the Expiration Date and surrendering such Notes in accordance with the terms of the Indenture together with the form entitled "Conversion Notice" to Airborne at its principal office, 1301 Western Avenue, P.O. Box 662, Seattle, Washington 98111-0662,
Attention: General Counsel or to the Corporate Trust Administration, The Bank of New York, 101 Barclay Street, Floor 8W, New York, New York 10286. If a Holder elects to convert their Notes pursuant to the terms of the Indenture, such Holder will only receive $908.65 and 42.7599 shares of ABX Air's common stock, with cash paid in lieu of fractional shares, for each $1,000 principal amount of Notes converted and will not be entitled to receive any other payment or consideration pursuant to either of the Tender Offer or the Change in Control Offer.


         Other Matters

         Notwithstanding any other provision of the Tender Offer, payment of the Tender Offer Consideration in exchange for Notes tendered and accepted for purchase pursuant to the Tender Offer will occur only after timely receipt by the Depositary of the tendered Notes (or a Book-Entry Confirmation with respect to such Notes), together with a properly completed and duly executed Consent and Letter of Transmittal in proper form (or a manually signed facsimile thereof) with any required signature guarantees (or, in the case of a book-entry transfer, an Agent's Message) and any other required documents.

         All questions as to the form of all documents and the validity (including time of receipt), eligibility and acceptance of all tenders of Notes (and related delivery of Consents) in the Tender Offer will be determined by Airborne, in its sole discretion, the determination of which shall be final and binding. Alternative, conditional or contingent tenders will not be considered valid. Airborne reserves the absolute right to reject any or all tenders of Notes to the Tender Offer that are not in proper form or the acceptance of which would, in Airborne's opinion, be unlawful. Airborne also reserves the right to waive any defects, irregularities or conditions of tender as to particular Notes in the Tender Offer (other than defects in the proper completion and execution of the Conversion Notice by any Holder attempting to elect to receive the Cash and Stock Consideration). Airborne's interpretations of the terms and conditions of the Tender Offer (including the instructions in the Consent and Letter of Transmittal) will be final and binding. Any defect or irregularity in connection with tenders of Notes to the Tender Offer must be cured within such time as Airborne determines, unless waived by Airborne. Tenders of Notes (and delivery of the related Consents ) to the Tender Offer shall not be deemed to have been made until all defects and irregularities have been waived by Airborne or cured. None of Airborne, the Dealer Manager, the Solicitation Agent, the Depositary, the Information Agent or any other person will be under any duty to give notice of any defects or irregularities in tenders of Notes, or will incur any liability to Holders for failure to give any such notice.

                Withdrawal of Notes and Revocation of Consents
                             from the Tender Offer

         Tenders of Notes and deliveries of Consents made prior to the Expiration Date may be properly withdrawn and revoked at any time prior to the Expiration Date and, if not yet accepted for payment, after the expiration of 40 business days from the date the Tender Offer was commenced. The valid withdrawal of Notes from the Tender

Offer will constitute the concurrent revocation of Consent with respect to such Notes and the valid revocation of Consent will constitute the concurrent withdrawal of the related Notes from the Tender Offer. For a withdrawal of Notes from the Tender Offer to be proper, a Holder must comply fully with the withdrawal procedures set forth below.

         Holders who wish to exercise their right to withdrawal or to revoke Consent with respect to the Tender Offer must give written notice of withdrawal or revocation delivered by mail, hand delivery or facsimile transmission (or an electronic ATOP transmission notice of withdrawal or revocation in the case of DTC participants), which notice must be received by the Depositary at one of its addresses set forth on the back cover of this Statement prior to the Expiration Date. In order to be valid, a notice of withdrawal or revocation must (i) specify the name of the person who tendered the Notes to be withdrawn or delivered the Consents to be revoked, (ii) state the name in which the Notes are registered (or, if tendered by book-entry transfer, the name of the DTC participant whose name appears on the security position listing as the owner of such Notes), if different than that of the person who tendered the Notes to be withdrawn or to which the Consents to be revoked relate, (iii) contain the description of the Notes to be withdrawn or to which the Consents to be revoked relate and identify the certificate number or numbers shown on the particular certificates evidencing such Notes (unless such Notes were tendered by book-entry transfer) and the aggregate principal amount represented by such Notes and (iv) be signed by the Holder of such Notes in the same manner as the original signature on the Consent and Letter of Transmittal by which such Notes were tendered and Consents delivered (including any required signature guarantees), if any, or be accompanied by
(x) documents of transfer sufficient to have the Trustee register the transfer of the Notes into the name of the person withdrawing such Notes or revoking such Consents and (y) a properly completed irrevocable proxy that authorized such person to effect such withdrawal or revocation on behalf of such Holder. If the Notes to be withdrawn or the Consents to be revoked have been delivered or otherwise identified to the Depositary, a signed notice of withdrawal is effective immediately upon written or facsimile notice of withdrawal even if physical release is not yet effected. Any Notes properly withdrawn will be deemed to be not validly tendered for purposes of the Tender Offer and will render the related Consent defective. Any Consents properly revoked will cause the related Notes to be deemed to be properly withdrawn.

         Notes properly withdrawn from the Tender Offer may thereafter be re-tendered (and Consents thereby re-given) to the Tender Offer at any time prior to the Expiration Date by following the procedures described under "-- Procedures for Tendering Notes and Delivering Consents in the Tender Offer."

         All questions as to the form and validity (including time of receipt) of any notice of withdrawal of a tender or the revocation of a Consent from the Tender Offer will be determined by Airborne, in its sole discretion, which determination shall be final and binding. None of Airborne, the Depositary, the Dealer Manager, the Solicitation Agent, the Information Agent or any other person will be under any duty to give notification of any defect or irregularity in any notice of withdrawal of a tender or revocation of a Consent or incur any liability for failure to give any such notification.


                          Absence of Appraisal Rights

         There are no appraisal or other similar statutory rights available to Holders in connection with the Tender Offer.

                    THE CHANGE IN CONTROL NOTICE AND OFFER

             Notice of Change in Control; Change in Control Offer

         Effective August 15, 2003, Atlantis Acquisition Corporation, a Delaware corporation and an indirect wholly owned subsidiary of DHL, was merged with and into Airborne (the "Merger"). As a result of the Merger, Airborne became an indirect wholly owned subsidiary of DHL. Capitalized terms that are used in this section of this Statement but not defined herein shall have the meaning assigned to such terms in the Indenture. The Merger constitutes a Change in Control under the Indenture. A "Change in Control" is defined in the Indenture to mean, subject to certain exceptions:

         (i) the acquisition by any person (including any syndicate or group deemed to be a "person" under Section 13(d)(3) of the Exchange Act) of beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of transactions, of shares of capital stock of Airborne entitling such person to exercise 50% or more of the total voting power of all shares of capital stock of Airborne entitled to vote generally in the elections of directors, other than any such acquisition by Airborne, any subsidiary of Airborne or any employee benefit plan of Airborne; or

         (ii) any consolidation of Airborne with, or merger of Airborne into, any other person, any merger of another person into Airborne, or any conveyance, sale, transfer or lease of all or substantially all of the assets of Airborne to another person (other than (a) any such transaction (x) that does not result in any reclassification, conversion, exchange or cancellation of outstanding shares of capital stock of Airborne and (y) pursuant to which the holders of 50% or more of the total voting power of all shares of Airborne's capital stock entitled to vote generally in the election of directors immediately prior to such transaction have the entitlement to exercise, directly or indirectly, 50% or more of the total voting power of all shares of capital stock entitled to vote generally in the election of directors of the continuing or surviving corporation immediately after such transaction or (b) any transaction which is effected solely to change the jurisdiction of incorporation of Airborne and results in a reclassification, conversion or exchange of outstanding shares of common stock of Airborne into solely shares of common stock).

         Under Article 14 of the Indenture, Airborne is required to give Holders notice of the Change in Control and each Holder has the right to require Airborne to repurchase all of its Notes or any portion thereof (in multiples of U.S. $1,000) at a purchase price equal to 100% of the principal amount of Notes to be repurchased plus accrued but unpaid interest, subject to applicable withholding taxes.

         Accordingly, Airborne hereby gives each Holder notice of the Change in Control and offers to purchase all Notes for 100% of their aggregate principal amount, plus accrued but unpaid interest to, but excluding, the Repurchase Date. Please note that the procedures for tendering Notes in the Change in Control Offer and in the Tender Offer are separate. Notes tendered into the Change in Control Offer will not be tendered into the Tender Offer, and Notes tendered into the Tender Offer will not be tendered into the Change in Control Offer. In the event that any Notes are concurrently validly tendered into both the Tender Offer and the Change in Control Offer, Airborne will treat such Notes as being validly tendered into the Tender Offer, which will provide the tendering Holder with the higher level of consideration as between the two Offers.

         Holders who do not tender their Notes for purchase pursuant to the Change in Control Offer will continue to hold Notes pursuant to the terms of the Indenture (assuming such Holders do not participate in the Tender Offer). The Notes will continue to be obligations solely of Airborne, and will not be obligations of, or guaranteed by, DHL or any of its affiliates. While it is currently anticipated that Airborne will continue to operate as an indirect wholly owned subsidiary of DHL, neither DHL nor any of its affiliates is under any obligation to provide any financial or other support to Airborne. See "Certain Significant Consequences to Holders that do not Participate in Either of the Offers."

         Holders of Notes that are not tendered pursuant to the Change in Control Offer will not have the right after November 19, 2003, to exercise their Change in Control rights in respect of such Notes in connection with the Merger.

         The Notes purchased in the Change in Control Offer will cease to be outstanding and will be delivered to the Trustee for cancellation immediately after such purchase.

         In accordance with Article 14 of the Indenture, we make the following Change in Control Offer on the terms set forth below:

              o this offer will remain open until November 19, 2003, and all Notes validly tendered prior to 11:59 p.m., New York City time, on this date will be accepted for payment;

              o the purchase price for Notes is 100% of their aggregate principal amount, plus accrued but unpaid interest to, but excluding, the Repurchase Date, subject to applicable withholding taxes;

              o     the purchase price will be paid in cash;

              o     the Repurchase Date is December 5, 2003;

              o any Note which is not tendered will continue to accrue interest;

              o any Note that Airborne accepts for payment pursuant to the Change in Control Offer shall cease to accrue interest on the Repurchase Date unless Airborne defaults in the payment of the purchase price;

              o Holders who elect to have Notes purchased pursuant to the Change in Control Offer will be required to surrender such Notes along with an executed Election of Holder to Require Repurchase to the Depositary at one of its addresses set forth on the back cover of this Statement prior to 11:59 p.m., New York City time, on November 19, 2003. The form of Election of Holder to Require Repurchase is set out on the reverse of the Notes, and a copy is also set out below under "-- Form of Election of Holder to Require Repurchase";

              o Holders who elect to have Notes purchased pursuant to the Change in Control Offer must also submit to the Depository such Holder's correct tax identification number on Form W-9, a copy of which is enclosed with this Statement, or an applicable Form W-8, which any non-U.S. Holder can obtain from the Depositary;

              o any Holder who elect to have Airborne repurchase less than all of its Notes also needs to indicate on the Election of Holder to Require Repurchase the serial number of the Notes being purchased and the name of the person in which the portion thereof to remain outstanding after such purchase is to be registered;

              o an election to accept the Change in Control Offer cannot be withdrawn once the Depositary receives your Notes and the completed election form;

              o Holders have the right to convert the Notes tendered in the Change in Control Offer until 11:59 p.m., New York City time, on December 3, 2003. Holders can exercise the conversion privilege by surrendering the Notes (if not already surrendered) with the form entitled "Conversion Notice" to Airborne at its principal office, 1301 Western Avenue, P.O. Box 662, Seattle, Washington 98111-0662,
                    Attention: General Counsel or to the Corporate Trust Administration, The Bank of New York, 101 Barclay Street, Floor 8W, New York, New York 10286. Each $1,000 principal amount of Notes is currently convertible into $908.65 and
                    42.7599 shares of ABX Air's common stock, with cash paid in lieu of fractional shares. In the event that a Holder elects to convert any Notes after tendering such Notes in the Change in Control Offer, such Holder will only receive $908.65 and 42.7599 shares of ABX Air's common stock, with cash paid in lieu of fractional shares, for each $1,000 principal amount of Notes converted and will not be entitled to receive any other payment or consideration pursuant to either of the Tender Offer or the Change in Control Offer; and

              o if a Holder's Notes are purchased only in part in the Change in Control Offer, that Holder will be issued Notes equal in principal amount to the unpurchased portion of the Notes surrendered.

         None of Airborne, the Dealer Manager, the Solicitation Agent or the Information Agent makes any recommendation to you as to whether you should tender or refrain from tendering your Notes in the Change in Control Offer.


               Form of Election of Holder to Require Repurchase

         The form of Election of Holder to Require Repurchase, as set out in the form of the Notes, is as set forth below. Capitalized terms used but not defined in the form of Election of Holder to Require Repurchase shall have the meanings assigned to such terms in the Indenture.



                   ELECTION OF HOLDER TO REQUIRE REPURCHASE

         (1) Pursuant to Section 14.1 of the Indenture, the undersigned hereby elects to have this Security repurchased by the Company.

         (2) The undersigned hereby directs the Trustee or the Company to pay it or ____________________ an amount in cash or, at the Company's election, Common Stock valued as set forth in the Indenture, equal to 100% of the principal amount to be repurchased (as set forth below), plus interest accrued to, but excluding, the Repurchase Date, as provided in the Indenture.

Dated:  ___________________

-------------------------------

-------------------------------
Signature(s)

Signature(s) must be guaranteed by an Eligible Guarantor Institution with membership in an approved signature guarantee program pursuant to Rule 17Ad-15 under the Securities Exchange Act of 1934.





-------------------------------
Signature Guaranteed

Principal amount to be repurchased (at least U.S. $1,000 or an integral multiple of $1,000 in excess thereof): _____________________

Remaining principal amount following such repurchase (not less than U.S. $1,000): _______________________

NOTICE: The signature to the foregoing Election must correspond to the Name as written upon the face of the Security in every particular, without alteration or any change whatsoever.

            CERTAIN SIGNIFICANT CONSEQUENCES TO HOLDERS THAT DO NOT
                      PARTICIPATE IN EITHER OF THE OFFERS

         Holders who do not (i) tender their Notes pursuant to the Tender Offer or who withdraw their Notes from the Tender Offer prior to the Expiration Date or (ii) tender their Notes pursuant to the Change in Control Offer will continue to hold Notes pursuant to the terms of the Indenture. However, if the Requisite Consents are received and the Proposed Amendments become operative, the Proposed Amendments will be binding on all remaining Holders. Therefore, the adoption of the Proposed Amendments may have adverse consequences for Holders who elect not to tender their Notes in either of the Offers. See "Description of the Proposed Amendments."

         Notes that remain outstanding after the consummation of the Offers will continue to be the obligations solely of Airborne and will not be obligations of, or guaranteed by, DHL or any of its affiliates. While it is currently anticipated that Airborne will continue to operate as an indirect wholly owned subsidiary of DHL, neither DHL nor any of its affiliates is under any obligation to provide any financial or other support to Airborne. Such Notes will continue to be convertible, except that, under the terms of the Indenture and the Notes, they are now convertible only into the consideration that the shareholders of Airborne received in the Merger. This means that every $1,000 principal amount of Notes is currently convertible into $908.65 and 42.7599 shares of common stock of ABX Air, with cash paid in lieu of fractional shares. On October 14, 2003, the closing price of the ABX Air common stock, as reported on the OTC Bulletin Board, was $3.30. On November 4, 2003, the closing price on the OTC Bulletin Board for a share of ABX Air's common stock was $3.65. For information on the recent stock price of ABX Air common stock, see "Market Price Information for ABX Air Common Stock." For additional information on ABX Air, see their website at http://www.abxair.com and their filings with the SEC, which are available to the public at the SEC's website at http://www.sec.gov.

         In deciding whether to participate in either of the Offers, each Holder should consider carefully, in addition to the information set forth above and contained elsewhere in this Statement, the following:

                            Limited Trading Market

         The Notes are not listed on any securities exchange or reported on a national quotation system, although they have been eligible to trade on the PORTAL(TM) Market of the National Association of Securities Dealers, Inc. To the knowledge of Airborne, the trading volumes for the Notes are generally low. To the extent that Notes are tendered and accepted in the Offers, the trading market for Notes may become even more limited. A bid for a debt security with a smaller outstanding principal amount available for trading (a smaller "float") may be lower than a bid for a comparable debt security with a greater float. Therefore, the market price for Notes that remain outstanding after consummation of Offers may be affected adversely to the extent that the number of Notes purchased or converted reduces the float. The reduced float may also tend to make the trading price more volatile. Holders of outstanding Notes may attempt to obtain quotations for the Notes from their brokers; however, there can be no assurance that an active trading market will exist for the Notes following the Offers. The extent of the public market for the Notes following consummation of the Offers will depend upon the number of Holders remaining at such time and the interest in maintaining a market in the Notes on the part of securities firms and other factors.

                    Limited Information Concerning Airborne

     Following the consummation of the Merger, the registration of Airborne's common stock under the Exchange Act was terminated and the shares were delisted from the New York Stock Exchange and the Pacific Coast Stock Exchange. Airborne intends to stop making the filings under the Exchange Act that are required in connection with maintaining the shelf registration statement in respect of the very limited amount of Notes that continue to be Registrable Securities (less than $15.0 million principal amount). This lack of information may adversely affect the liquidity and trading prices of the Notes.

                       Effect of the Proposed Amendments

         If the Proposed Amendments become operative, the Notes that are not tendered and purchased pursuant to the Offers will remain outstanding and will be subject to the terms of the Indenture and the Registration Rights Agreement, as amended by the Registration Rights Amendment. In addition, as a result of the adoption of the

Proposed Amendments, certain provisions of the Registration Rights Agreement will be amended or eliminated and Holders of outstanding Notes which are Registrable Securities will no longer be entitled to the benefits of such provisions. The approval of these Proposed Amendments could negatively impact the price at which the outstanding Notes which are Registrable Securities may trade. See "Description of the Proposed Amendments."

                       Redemption or Repurchase of Notes

         Airborne has the right to redeem the Notes prior to maturity at any time on or after April 1, 2005. Although the Notes that remain outstanding after the consummation of the Offers are redeemable by Airborne at its option in accordance with the terms set forth in the Indenture, and Airborne reserve the right, in its sole discretion, from time to time to purchase any Notes that remain outstanding through open market or privately negotiated transactions, one or more additional tender or exchange offers or otherwise, Airborne is under no obligation to do so.

                              Tax Considerations

         See "Certain United States Federal Income Tax Considerations" for a discussion of certain tax matters that should be considered in evaluating your options.


                    DESCRIPTION OF THE PROPOSED AMENDMENTS

                Amendments to the Registration Rights Agreement

         Set forth below is a description of the Proposed Amendments to the Registration Rights Agreement for which Consents are being solicited pursuant to the Tender Offer. This description is qualified by reference to the full provisions of the Registration Rights Agreement. The capitalized terms used in this section of this Statement and not otherwise defined shall have the meanings ascribed to them in the Registration Rights Agreement.

         The Proposed Amendments to the Registration Rights Agreement would delete in their entirety the following sections (including any references to defined terms contained therein) of the Registration Rights Agreement:

         Section 2 - Shelf Registration - Section 2 requires, among other things, that Airborne and the Guarantors (as defined in the Indenture) (i) keep a Shelf Registration Statement effective in respect of Registrable Securities until the earliest of the sale of any registered Notes, the expiration of a period referred to in Rule 144(k) under the Securities Act of 1933, as amended, or two years from the effective date of the Shelf Registration Statement; (ii) take any necessary action to enable a Holder to use the Prospectus; and (iii) if at any time the Notes are convertible into securities other than Airborne's common stock, to cause or to cause any successor under the Indenture to cause, such securities to be included in the Shelf Registration Statement no later than the date on which the Notes may then be convertible into such securities.

         Section 3 - Registration Procedures - Section 3 requires, among other things, that (i) Airborne mail a Notice and Questionnaire to Holders after the effective date of the Shelf Registration Statement and (ii) Airborne is required upon request by Holders who elected to be named selling security holders in the Shelf Registration Statement to furnish to each such Holder copies of the Prospectus included in the Shelf Registration Statement and all post-effective amendments, including financial statements and schedules and all other documents or exhibits that are filed with the SEC or incorporated by reference in the Shelf Registration Statement.

         Section 4 - Registration Expenses - Section 4 provides that Airborne will bear all fees and expenses incurred in connection with the performance of the registration requirements, including reimbursing certain Holders for the reasonable fees and disbursements of a single counsel elected by 25% of the Notes covered by the Shelf Registration Statement.

         Section 7 - Liquidated Damages - Section 7 provides, among other things, that the interest rate on all the Notes which are Registrable Securities will increase by an additional 0.5% per annum ("Liquidated Damages") if (i) the Shelf Registration Statement relating thereto ceases to be effective for more than 30 days, whether or not consecutive, during any 90 day period; or (ii) the Shelf Registration Statement ceases to be effective for more than 90 days, whether or not consecutive, during any 365 day period.

                      General Information with Respect to
                            the Proposed Amendments

         The Proposed Amendments would also make certain other changes to the Registration Rights Agreement of a technical or conforming nature, including the deletion of certain definitions and the elimination of certain cross-references.

         The foregoing information is qualified in its entirety by reference to the Registration Rights Agreement and the Registration Rights Amendment, copies of which can be obtained without charge from Airborne.

         In order for the Proposed Amendments to be adopted, Airborne requires the receipt of Consents from Holders of at least a majority in aggregate principal amount of Registrable Securities. Pursuant to the terms of the Registration Rights Agreement, assuming that the Requisite Consents are received, Airborne intends on the Acceptance Date to execute the Registration Rights Amendment, which provides for the Proposed Amendments. If the Proposed Amendments become operative, Holders of Notes that have not been tendered in the Offers will be bound thereby, notwithstanding the fact that they did not consent to the Proposed Amendments.


             MARKET PRICE INFORMATION FOR THE ABX AIR COMMON STOCK

         Each $1,000 aggregate principal amount of Notes is convertible into $908.65 plus 42.7599 shares of ABX Air's common stock (with cash being paid in lieu of fractional shares). Under the terms of the Indenture, Holders may continue to present their Notes for conversion to Airborne or The Bank of New York, Corporate Trust Administration, 101 Barclay Street, Floor 8W, New York, New York 10286. ABX Air's common stock is registered with the Securities and Exchange Commission and traded on the OTC Bulletin Board under the symbol "ABXA.OB." However, the common stock has only been trading for a few months and the volume of trading in the common stock is limited, with a daily average trading volume about 3% of the total number of shares outstanding. Since the common stock of ABX Air started to trade, the high and low closing prices have been $3.65 and $0.60, respectively. As of August 15, 2003, there were approximately 48,853,000 shares of ABX Air common stock outstanding. On October 14, 2003, the closing price of a share of ABX Air common stock, as reported on OTC Bulleting Board, was $3.30. On November 4, 2003, the closing price on the OTC Bulletin Board for a share of ABX Air's common stock was $3.65.


            CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

         The following discussion describes the material United States federal income tax considerations relating to the Offers that may be relevant to U.S. and non-U.S. Holders (each as defined below). The following discussion does not purport to be a full description of all United States federal income tax consequences of the Offers and does not address any other taxes that might be applicable to a Holder of the Notes, such as tax consequences arising under the tax laws of any state, locality or foreign jurisdiction or other consequences, such as estate or gift tax consequences. Further, this discussion does not address all aspects of United States federal income taxation that may be relevant to particular Holders of Notes in light of their personal circumstances and does not deal with persons that are subject to special tax rules, such as dealers in securities, traders that elect to mark to market their securities, regulated investment companies, real estate investment trusts, financial institutions, insurance companies, tax-exempt entities, persons holding the Notes as part of a hedging or conversion transaction, a straddle or a constructive sale and persons whose functional currency is not the United States dollar. The discussion below assumes that the Notes are held as capital assets within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the "Internal Revenue Code").

         The discussion of the United States federal income tax considerations below is based on currently existing provisions of the Internal Revenue Code, the applicable United States Treasury Regulations promulgated and proposed under the Internal Revenue Code, judicial decisions and administrative interpretations, all of which are subject to change, possibly on a retroactive basis. Because individual circumstances may differ, you are strongly urged to consult your tax advisor with respect to your particular tax situation and the particular tax effects of any state, local, non-United States or other tax laws and possible changes in the tax laws.

         As used herein, a U.S. Holder means a beneficial owner of a Note who is, for United States federal income tax purposes:

         o     a citizen or resident of the United States;

         o a corporation created or organized in or under the laws of the United States or of any political subdivision thereof;

         o an estate the income of which is subject to United States federal income taxation regardless of its source; or

         o a trust if (1) it is subject to the primary supervision of a court within the United States and one or more United
               States persons have the authority to control all substantial decisions of the trust, or (2) it has a valid election in effect under applicable United States Treasury Regulations to be treated as a United States person.

         As used herein, a non-U.S. Holder means a beneficial owner of a Note, other than an entity treated as a partnership, who is not a U.S. Holder.

         If a partnership holds Notes, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. A Holder that is a partner of a partnership tendering or surrendering Notes should consult its tax advisor.

         You should consult your tax advisor as to the particular tax consequences to you for participating in the Offers, including the applicability and effect of any state, local or non-United States tax laws.

                      Tax Considerations for U.S. Holders

         Treatment of Tendering U.S. Holders. A U.S. Holder who participates in the Offers will recognize gain or loss equal to the difference between (i) the amount of cash received plus the fair market value (determined as of the date of the conversion) of ABX Air common stock received, if any, and (ii) the U.S. Holder's adjusted tax basis in the Notes sold. A U.S. Holder's adjusted tax basis generally will be the original cost of the Notes increased by all market discount (see explanation below) included in the U.S. Holder's gross income and decreased by any payments received on the Notes, other than payments of stated interest, and by any amortizable bond premium (the excess of a U.S. Holder's initial tax basis in the Notes over the principal amount payable at maturity) which the U.S. Holder has previously deducted from income. Subject to the market discount rules discussed below, such gain or loss generally will be long-term capital gain or loss if the Notes have been held for more than one year. For certain non-corporate Holders (including individuals), net long-term capital gain, if in excess of net short-term capital losses, will be subject to tax at a reduced rate. To the extent that the amount paid for the Notes is attributable to accrued but unpaid interest, it will constitute ordinary income to the Holder unless previously included in income.

         A U.S. Holder who acquired a Note at a "market discount" (subject to a statutorily-defined de minimis exception) generally will be required to treat any gain recognized pursuant to the Offers as ordinary income rather than capital gain to the extent of the accrued market discount (on a straight line basis, or, at the election of the holder, on a constant interest basis), unless an election was made to include market discount in income as it accrued for United States federal income tax purposes. Market discount at the time a
Note is purchased (other than in the initial offering of the Notes) generally equals the excess of the principal amount of the Note over a Holder's initial tax basis in the Note.

         Treatment of Non-Tendering U.S. Holders. The tax treatment of a U.S. Holder that does not participate in the Offers will depend upon whether the modification to the Notes results in a "deemed" exchange of such Notes for United States federal income tax purposes. Generally, the modification of a debt instrument will be treated as a "deemed" exchange of an old debt instrument for a new debt instrument if such modification is "significant" within the meaning of the United States Treasury Regulations promulgated under
Section 1001 of the Internal Revenue Code. A modification is "significant" if, based on all the facts and circumstances, the legal rights and obligations that are altered and the degree to which they are altered are economically significant, provided that a modification that adds, deletes, or alters customary accounting or financial covenants is not a "signification modification." Airborne believes that the adoption of the Proposed Amendments should not constitute a "significant modification" to the terms of the Notes. In this case, a U.S. Holder who does not participate in the Offers would not recognize any gain or loss even if the Proposed Amendments were to become effective.

         There is no specific authority that defines customary accounting or financial covenants. Accordingly, the Internal Revenue Service could assert that the Proposed Amendments are not modifications that add, delete or alter customary accounting or financial covenants and are otherwise significant modifications to the terms of the Notes.

If this assertion were successful, then, a U.S. Holder that does not participate in the Offers would be treated as having exchanged the Notes for new Notes and such deemed exchange may be taxable to the Holder.

                    Tax Considerations for Non-U.S. Holders

         Treatment of Tendering Non-U.S. Holders. A non-U.S. Holder generally who participates in the Offers will not be subject to United States federal income tax on gain realized unless the non-U.S. Holder is an individual who is present in the United States for 183 days or more in the taxable year of the disposition, and other applicable conditions are met, or the gain is effectively connected with the conduct by the non-U.S. Holder of a trade or business in the United States (and if a treaty applies, the gain is generally attributable to the U.S. permanent establishment maintained by such non-U.S. Holder).

         Treatment of Non-Tendering Non-U.S. Holders. If the Proposed Amendments become effective, it is possible that the non-U.S. Holders who do not participate in the Offers may be treated as recognizing income for United States federal income tax purposes from the receipt of interest or gain as a result of a "deemed" exchange of their Notes. (See "-- Tax Considerations for U.S. Holders -- Treatment of Non-Tendering or Non-Converting U.S. Holders" above.) In such event, the discussion in "-- Tax Considerations for Non-U.S. Holders" above shall apply to any gain. Any amounts attributable to interest may be subject to United States federal income withholding tax unless certain conditions are satisfied and the non-U.S. Holder provides an applicable Form W-8, or an appropriate substitute form, to certify as to its non-U.S. status.

                 Information Reporting and Backup Withholding

         A U.S. Holder may be subject to information reporting and backup withholding with respect to the amounts received pursuant to the Offers unless such U.S. Holder (i) is a corporation or other exempt recipient and, when required, establishes this exemption or (ii) provides his or her correct taxpayer identification number (which, in the case of an individual, is his or her social security number), certifies that he or she is not currently subject to backup withholding and otherwise complies with applicable requirements of the information reporting and backup withholding rules. A U.S. Holder can satisfy these requirements by completing and submitting the enclosed Form W-9. A U.S. Holder who does not provide his or her correct taxpayer identification number may be subject to penalties imposed by the Internal Revenue Service. Any amount withheld under these rules will be creditable against the U.S. Holder's United States federal income tax liability, and if withholding results in an overpayment of taxes, the U.S. Holder may apply for a refund from the Internal Revenue Service.

         Information reporting and backup withholding may apply to payments to non-U.S. Holders if such Holders fail to certify their exempt status by properly completing an applicable Form W-8 or an appropriate substitute form.


                   IMPORTANT TAX INFORMATION FOR THE OFFERS

         Under United States federal income tax laws, a Holder whose Notes are accepted for purchase in the Offers is required by law to provide the Depositary (as payer on behalf of Airborne) with such Holder's correct TIN on Form W-9 enclosed herewith, or otherwise establish a basis for exemption from backup withholding. If such Holder is an individual, the TIN is his or her social security number. If the Depositary is not provided with the correct TIN, the Internal Revenue Service may impose a penalty and payments made with respect to Notes purchased pursuant to the Offers may be subject to backup withholding. Failure to comply truthfully with the backup withholding requirements also may result in the imposition of severe criminal and/or civil fines and penalties.

         Certain Holders (including, among others, all corporations and certain foreign persons) are not subject to these backup withholding and reporting requirements. Exempt Holders should furnish their TIN, write "Exempt" on the face of the Form W-9, and sign, date and return the Form W-9 to the Depositary. A foreign person, including a foreign entity, may qualify as an exempt recipient by submitting to the Depositary a properly completed applicable Form W-8, signed under penalties of perjury, attesting to that Holder's foreign status. A Form W-8 can be obtained from the Depositary. See the Form W-9 enclosed herewith, which includes additional instructions.

         If backup withholding applies, the Depositary is required to withhold 28% of any payments made to the Holder or other payee. Backup withholding is not an additional United States federal income tax. Rather, the United States federal income tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund may be obtained provided the requisite information is furnished to the Internal Revenue Service.

         Purpose of Form W-9. To prevent backup withholding on payments made pursuant to the Offers, the Holder is required to provide the Depositary with either: (i) the Holder's correct TIN by completing the form included in the Form W-9 enclosed herewith, certifying that the TIN provided on the Form W-9 is correct (or that such Holder is awaiting a TIN) and that (A) the Holder has not been notified by the Internal Revenue Service that the Holder is subject to backup withholding as a result of failure to report all interest or dividends or (B) the Internal Revenue Service has notified the Holder that the Holder is no longer subject to backup withholding; or (ii) an adequate basis for exemption.

         Number to give the Depositary. The Holder is required to give the Depositary the TIN (e.g., social security number or employer identification number) of the registered Holder of the Notes. If the Notes are held in more than one name or are held not in the name of the actual owner, consult the enclosed Form W-9 for additional guidance on which number to report.


                         Lost or Missing Certificates

         If a Holder desires to tender Notes pursuant to either of the Offers, but the certificates evidencing such Notes have been mutilated, lost, stolen or destroyed, such Holder should write to or telephone the Trustee for the Notes at the following address or telephone number about procedures for obtaining replacement certificates for such Notes, arranging for indemnification or any other matter that requires handling by the Trustee:

                             The Bank of New York
                        Corporate Trust Administration
                         101 Barclay Street, Floor 8W
                           New York, New York 10286
                           Telephone: (212) 815-6331


                  THE DEALER MANAGER, THE SOLICITATION AGENT,
                   THE DEPOSITARY AND THE INFORMATION AGENT

         Airborne has retained Deutsche Bank Securities Inc. to act as Dealer Manager and Solicitation Agent in connection with the Offers. In its capacity as Dealer Manager and Solicitation Agent, Deutsche Bank Securities may contact Holders regarding the Offers and may request brokers, dealers and other nominees to forward this Statement and related materials to beneficial owners of Notes. Any questions or requests for assistance may be directed to the Dealer Manager and Solicitation Agent at its address or telephone numbers set forth on the back cover of this Statement. Holders of Notes may also contact their broker, dealer, commercial bank or trust company for assistance concerning any of the transactions described in this Statement.

         Airborne has agreed to pay Deutsche Bank Securities a customary fee for its services rendered in connection the transactions contemplated hereby. In addition, Airborne will reimburse Deutsche Bank Securities for its reasonable out-of-pocket expenses, including the reasonable expenses and disbursements of its legal counsel. Airborne has also agreed to indemnify Deutsche Bank Securities and its affiliates against certain liabilities in connection with its services, including liabilities under the federal securities laws. At any given time, Deutsche Bank Securities may trade Notes or other securities of Airborne or ABX Air for its own account or for the accounts of its customers and, accordingly, may hold a long or short position in Notes and/or these other securities.

         Deutsche Bank Securities and its affiliates have provided in the past, and/or are currently providing, other investment banking and financial advisory services to Airborne and its affiliates. Deutsche Bank Securities and its affiliates may continue to provide various investment banking and other services to Airborne and its affiliates, for which they will receive customary compensation from Airborne.

         Deutsche Bank Trust Company Americas has been appointed as Depositary for the Offers. Consent and Letters of Transmittal delivered pursuant to the Tender Offer and Elections of Holders to Require Repurchase delivered pursuant to the Change in Control Offer and all other deliveries and correspondence in connection with these transactions should be sent or delivered by each Holder or a beneficial owner's broker, dealer, commercial bank, trust company or other nominee to the Depositary at one of its addresses or telephone numbers set forth on the back cover of this Statement. Any Holder or beneficial owner that has questions concerning the procedures for tendering of Notes, delivering Consents or surrendering Notes for conversion should contact the Depositary. Airborne has agreed to pay the Depositary reasonable and customary fees for its services and to reimburse the

Depositary for its reasonable out-of-pocket expenses in connection therewith. Airborne has also agreed to indemnify the Depositary for certain liabilities, including liabilities under the federal securities laws.

         D.F. King & Co., Inc. has been appointed as Information Agent for the Offers. Airborne has agreed to pay the Information Agent reasonable and customary fees for its services and to reimburse the Information Agent for its reasonable out-of-pocket expenses in connection therewith. Requests for additional copies of this Statement and the Consent and Letters of Transmittal related to the Tender Offer may be directed to the Information Agent at the address and phone number set forth on the back cover of this Statement.

         None of the Dealer Manager, the Solicitation Agent, the Depositary or the Information Agent assume any responsibility for the accuracy or completeness of the information concerning Airborne or any of its subsidiaries or the transactions described in this Statement or any of the other documents related to such transactions or for any failure by Airborne to disclose events that may have occurred after the date of this Statement that may affect the significance or accuracy of this information.

         In connection with the transactions contemplated by this Statement, directors and officers of Airborne and regular employees of Airborne (who will not be specifically compensated for such services) may solicit tenders of Notes by use of the mails, personally or by telephone.

         Brokers, dealers, commercial banks, trust companies and other nominees will be reimbursed by Airborne for customary mailing and handling expenses incurred by them in forwarding material to their customers. Airborne will not pay any fees or commissions to any broker, dealer or other person (other than Deutsche Bank Securities as the Dealer Manager and the Solicitation Agent) in connection with the solicitation of tenders of Notes into the Offers.

                       The Depositary for the Offers is:

                     DEUTSCHE BANK TRUST COMPANY AMERICAS

                          Information (800) 735-7777

   By Registered or               Regular Mail &               In Person by
   Certified Mail:              Overnight Courier:               Hand Only:

      DB Services                   DB Services                Deutsche Bank
    Tennessee, Inc.               Tennessee, Inc.              Trust Company
  Reorganization Unit            Corporate Trust &                Americas
   P.O. Box 292737                Agency Services           C/O The Depository
Nashville, TN 37229-2737        Reorganization Unit                Trust
  Fax: (615) 835-3701        648 Grassmere Park Road       Clearing Corporation
                                Nashville, TN 37211          55 Water Street,
                             Attention: Karl Shepherd            1st floor
                               Confirm by Telephone            Jeanette Park
                                  (615) 835-3572                  Entrance
                                                            New York, NY 10041



         Any requests for assistance or additional copies of this Statement and any other documents related to the Offers may be directed to the Information Agent at the telephone numbers and address set forth below.

                   The Information Agent for the Offers is:

                             D.F. King & Co., Inc.
                                48 Wall Street
                           New York, New York 10005
                       Banks and Brokers, Call Collect:
                                (212) 269-5550
                          All Others Call Toll Free:
                                (888) 887-0082

         Any questions or requests for assistance may be directed to the Dealer Manager at the address and telephone numbers set forth below. A Holder may also contact such Holder's broker, dealer, commercial bank, trust company or other nominee for assistance concerning any of the transactions described in the Statement.

                  The Dealer Manager for the Tender Offer and
                the Solicitation Agent for the Solicitation is:

                         DEUTSCHE BANK SECURITIES INC.
                          Liability Strategies Group
                                60 Wall Street
                           New York, New York 10005
                          (866) 627-0391 (toll free)
                           (212) 250-7445 (collect)
                             Attention: Jenny Lie